THE WASHINGTON POST COMPANY
1150 15TH STREET, N.W., WASHINGTON D.C. 20071



                                                                  March 24, 2006


TO OUR STOCKHOLDERS:

        You are cordially invited to the Company's 2006 Annual Meeting of Stockholders, which will be held in the Community Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., 20071 on Thursday, May 11, 2006, at 8:00 o'clock in the morning.

        In addition to electing Directors for the ensuing year, at the meeting stockholders will act on the approval of several amendments to the Company's Incentive Compensation Plan, as more fully explained in the accompanying Proxy Statement. At the meeting there will be a report on the Company's activities.

        It is important that your shares be represented at the meeting. Please sign the accompanying Proxy and return it promptly in the envelope provided. If you plan to attend, kindly so indicate in the space provided on the Proxy. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions on the enclosed Proxy.

                                                 Sincerely yours,

                                                 /s/ Donald E. Graham

                                                 DONALD E. GRAHAM
                                                 CHAIRMAN

THE WASHINGTON POST COMPANY


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS/MAY 11, 2006


        The Annual Meeting of Stockholders of The Washington Post Company will be held in the Community Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., 20071 on Thursday, May 11, 2006, at 8:00 a.m., Eastern Daylight Saving Time, for the following purposes:

        1. To elect Directors for the ensuing year, as more fully described in the accompanying Proxy Statement.

        2. To consider and act upon several amendments to the Company's Incentive Compensation Plan.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 13, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

        It is important that your shares be represented and voted at the meeting, and you should therefore sign and return your Proxy at your earliest convenience. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions on the enclosed Proxy. You may revoke your Proxy at any time before it has been voted at the Annual Meeting. You may vote in person at the Annual Meeting even if you returned a Proxy, provided that you first revoke your Proxy.

                                      By Order of the Board of Directors,

                                      DIANA M. DANIELS, Secretary


Washington, D.C., March 24, 2006

THE WASHINGTON POST COMPANY
1150 15TH STREET, N.W., WASHINGTON D.C. 20071

                                                                  March 24, 2006

This proxy statement contains information relating to the 2006 Annual Meeting of Shareholders of The Washington Post Company (the "Company") to be held at the Company's headquarters, 1150 15th Street, N.W., Washington, D.C. on Thursday, May 11, 2006 at 8:00 a.m., Eastern Daylight Saving time, or any adjournments thereof, for the purposes set forth in the accompanying Notice of the 2006 Annual Meeting of Shareholders. This proxy statement and the accompanying forms of proxy and voting instructions are being delivered to shareholders on or about March 24, 2006. The Board of Directors of the Company is making this proxy solicitation.

                              QUESTIONS AND ANSWERS

Q:      WHAT AM I VOTING ON?

A:      You are voting on the election of Directors for a term of one year. A
Board of nine Directors is to be elected, six by the holders of Class A Stock voting separately as a class and three by the holders of Class B Stock voting separately as a class. All Directors will hold office until the next Annual Meeting and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the By-laws of the Company.

        In the event any nominee withdraws or for any reason is not able to serve as a director, Donald E. Graham, John B. Morse, Jr., Diana M. Daniels and Gerald M. Rosberg, acting as your proxies, will either vote for such other person as the Board of Directors may nominate or will not vote for anyone to replace such nominee.

        Mr. George J. Gillespie, III and Dr. Alice Rivlin will not be standing for reelection this year, having reached the mandatory retirement age for Directors who do not also hold Class A Stock or have dispositive power over at least fifteen (15) percent of Class B Common Stock of the Company (as adjusted, including the shares of Class B Stock issuable upon conversion of all shares of Class A Common Stock outstanding).

        In addition, you are voting on whether to approve certain amendments (as more fully described in this proxy statement) to the Company's Incentive Compensation Plan (a copy of which Plan has been filed with the Securities and Exchange Commission as Exhibit 10.1 to Form 8K filed January 23, 2006).

Q:      WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD?

A:      The Board recommends voting for each of the nominated Directors listed on the proxy card. The Board knows of no reason which would cause any nominee to be unable to act or to refuse to accept nomination or election.

        The Board recommends voting for the approval of the amendments to the Company's Incentive Compensation Plan (as more fully described in this proxy statement).

Q:      WILL ANY OTHER MATTERS BE VOTED ON?

A:      We are not aware of any matters other than the election of directors and the approval of certain amendments to the Company's Incentive Compensation Plan that you will be asked to vote on at the Meeting. If any other matter is properly brought before the Meeting, Donald E. Graham, John B. Morse, Jr., Diana
M. Daniels and Gerald M. Rosberg, acting as your proxies, will vote for you in their discretion.

Q:      HOW DO I VOTE?

A:      There are four ways to vote:

                o By internet at http://www.computershare.com/expressvote. We encourage you to vote this way.
                o By toll-free telephone at 1-800-652-8683.
                o By completing and mailing your proxy card.
                o By written ballot at the Meeting.

        If you vote by internet or telephone, your vote must be received by 5 p.m., Eastern Daylight Saving time, of the day before the Meeting. Your shares will be voted as you indicate. If you do not indicate your voting preferences, Donald E. Graham, John B. Morse, Jr., Diana M. Daniels and Gerald M. Rosberg, as your proxies, will vote your shares in favor of the applicable nominated Directors and in favor of the approval of the amendments to the Company's Incentive Compensation Plan.

Q:      WHO CAN VOTE?

A:      You can vote at the Meeting if you were a shareholder of record as of the close of business on March 13, 2006 (the "Record Date"). Each share of Class A and Class B Common Stock is entitled to one vote on all matters on which such class of stock is entitled to vote. If you hold shares in street name, your broker, bank or other nominee will instruct you as to how your shares may be voted by proxy, including whether telephonic or internet voting options are available. You may not vote shares held in street name in person at the Meeting unless you have a proxy executed in your favor by your broker, bank or other nominee.

Q:      CAN I CHANGE MY VOTE?

A:      Yes. You can change your vote or revoke your proxy any time before the
Meeting by:

                o entering a new vote by internet or telephone
                o returning a later dated proxy card
                o voting in person at the Meeting provided you first revoke your previously voted proxy.

Q:      WHAT VOTE IS REQUIRED TO APPROVE A PROPOSAL?

A:      Directors will be elected by a plurality of the votes cast at the
Meeting. This means that the six Class A Shareholder nominees receiving the highest number of votes and the three Class B Shareholder nominees receiving the highest number of votes cast shall be elected. You do not have the right to cumulate votes in the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present at the Meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote, but these shares will be counted for purposes of determining whether a quorum is present.

        Approval of the amendments to the Company's Incentive Compensation Plan is subject to the favorable vote of a majority of the holders of Class A Common Stock outstanding, voting as a class, and a majority of the holders of Class B Common Stock outstanding, voting as a class. Each Class A Stock Proxy and each Class B Stock Proxy executed and returned by a shareholder will be voted for this proposal, unless otherwise indicated on such Proxy. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the effect of a negative vote.

Q:      WHO WILL COUNT THE VOTE?

A:      Computershare, the Company's transfer agent and registrar, will count the vote. One of its representatives will be included among the inspectors of votes.

Q:      WHO CAN ATTEND THE ANNUAL MEETING?

A:      All shareholders of record as of the close of business on March 13,
2006, can attend.

Q:      WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A:      To attend the Meeting, please follow these instructions:

                o If you vote by using the enclosed proxy card, check the
                  appropriate box on the card.
                o If you vote by internet or telephone, follow the instructions provided for attendance.
                o If a broker or other nominee holds your shares, bring proof of your ownership with you to the meeting.

        Seating at the Meeting will be on a first-come, first-serve basis, upon arrival at the Meeting.

Q:      CAN I BRING A GUEST?

A:      No. The Meeting is for shareholders only.

Q:      WHAT IS THE QUORUM REQUIREMENT OF THE MEETING?

A:      A majority of the outstanding shares on March 13, 2006, constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast for purpose of electing directors. Abstentions and broker-non votes will have the effect of a negative vote in the case of the approval of the amendments to the Company's Incentive Compensation Plan. On March 13, 2006, there were 1,722,250 shares of Class A Common Stock and 7,879,981 shares of Class B Common Stock outstanding and entitled to vote.

Q:      WHO IS SOLICITING PROXIES?

A:      Solicitation of proxies will be made by the Company's management through the mail, in person or by facsimile or telephone, without any additional compensation being paid to such members of the Company's management. The cost of such solicitation will be borne by the Company. In addition, the Company has requested brokers and other custodians, nominees and fiduciaries to forward proxy cards and proxy soliciting material to shareholders and the Company will reimburse them for their expenses in so doing.

Q:      WHEN ARE THE SHAREHOLDER PROPOSALS DUE FOR THE 2007 ANNUAL MEETING?

A:      Shareholder proposals submitted by shareholders entitled to vote on such matters, meeting the requirements of the Securities and Exchange Commission's proxy rules, must be in writing, received by November 26, 2006, and addressed to the Secretary of the Company, 1150 15th Street, N.W., Washington, DC 20071.

        Holders of Class B Stock are entitled to vote only for the election of 30% of the members of the Board of Directors (and, if required by the rules of the New York Stock Exchange, on management proposals to reserve shares for stock options, on equity-compensation plans and any material revisions to the terms of such plans or to acquire the stock or assets of other companies under certain circumstances). In accordance with the rules of the Securities and Exchange Commission, proposals submitted on other matters by holders of Class B Stock have not been and will not be included in the Company's proxy materials for annual meetings.

Q:      WHAT OTHER INFORMATION ABOUT THE WASHINGTON POST COMPANY IS AVAILABLE?

A:      The following information is available:

                o The Company maintains on its internet website,
                  www.washpostco.com, copies of the Annual Report on Form 10-K, the Annual Report to Shareholders, the Company's Corporate Governance Guidelines and the Code of Business Conduct adopted by the Company and other information about the Company.

                o In addition, printed copies of the Company's Corporate
                  Governance Guidelines, the Code of Business Conduct adopted by the Company and the Annual Report on Form 10-K, which will be furnished without charge (except exhibits) to any stockholder upon written request addressed to the Treasurer of the Company at 1150 15th Street, N.W., Washington, DC 20071.

Q:      CAN I RECEIVE MATERIALS RELATING TO ANNUAL SHAREHOLDER MEETINGS
        ELECTRONICALLY?

A:      To assist the Company in reducing costs related to the annual meeting, shareholders who vote via the internet may consent to electronic delivery of mailings related to future annual shareholder meetings. The Company also makes its proxy statements and annual reports available online and may eliminate mailing hard copies of these documents to those shareholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the internet, you may consent online when you vote. If you hold shares through an intermediary such as a bank or broker, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.


                        PROPOSAL 1: ELECTION OF DIRECTORS

                  NOMINEES FOR ELECTION BY CLASS A STOCKHOLDERS

        WARREN E. BUFFETT

                Mr. Buffett, age 75, has for more than thirty-five years been Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc. (a diversified holding company). He was elected a Director of the Company in May 1996. Mr. Buffett is a member of the Executive Committee of the Board and serves as Chairman of the Finance Committee and as lead director of the Board. Mr. Buffett also served as a Director of the Company between 1974 and 1986. He is a director of Berkshire Hathaway Inc. and he has served and will continue to serve until April 2006 as a director of The Coca-Cola Company and is a member of its Audit, Executive and Finance Committees. Mr. Buffett is also a Life Trustee of Grinnell College and The Urban Institute.

        BARRY DILLER

                Mr. Diller, age 64, has been Chairman of the Board and Chief Executive Officer of IAC/InterActiveCorp, formerly USA Interactive (an information, entertainment and direct selling company), since August 1995, and Chairman and Senior Executive of Expedia, Inc., since August 2005. He was elected a Director of the Company in September 2000 and is a member of the Finance and Compensation Committees of the Board. Since December 1992, beginning with QVC, Mr. Diller has served as chief executive for a number of predecessor companies engaged in media and interactivity prior to the formation of InterActiveCorp. From October 1984 to April 1992, Mr. Diller served as Chairman and Chief Executive Officer of Fox, Inc. and was responsible for the creation of Fox Broadcasting Company, in addition to Fox's motion picture operations. Prior to joining Fox, Inc., he served for ten years as Chairman of the Board of Directors of Paramount Pictures Corporation. Before joining Paramount, Mr. Diller served as Vice President of Prime Time Television for ABC Entertainment. Mr. Diller is a director of The CocaCola Company and he serves on the boards of Conservation International and Channel 13/WNET. He also is a member of the Board of Trustees of New York University and serves on the boards of a number of other educational and not-for-profit organizations.

        MELINDA F. GATES

                Melinda F. Gates, age 41, is Co-chairman of the Bill & Melinda Gates Foundation. She was elected a Director of the Company in September 2004. After serving in a number of different positions since joining Microsoft Corporation in 1987, Mrs. Gates retired from her position as Microsoft's General Manager of Information Products in 1996. Following her retirement, she has directed her activities toward the non-profit world, having served as a member of the Board of Trustees of Duke University and co-chair of the Washington State Governor's Commission on Early Learning. She also serves as a director of drugstore.com, inc.

        DONALD E. GRAHAM

                Mr. Graham, age 60, has been Chairman of the Board of the Company since September 1993 and Chief Executive Officer of the Company since May 1991. Mr. Graham served as President of the Company between May 1991 and September 1993. He also was Publisher of The Washington Post for 21 years, a position he held between 1979 and 2000. Mr. Graham has been a Director of the Company since 1974 and is Chairman of the Executive Committee and a member of the Finance Committee of the Board. By virtue of his ownership of 22.8% of the outstanding Class A Stock of the Company and his right to control the vote, as a trustee of certain family trusts, of an additional 30.98% of such stock, Mr. Graham effectively votes a total of 53.78% of the Class A shares. Mr. Graham is a trustee of the Federal City Council and the Philip L. Graham Fund, and he serves as President and a director of DC College Access Program and as a director of The Summit Fund of Washington.

        RICHARD D. SIMMONS

                Mr. Simmons, age 71, has been retired since June 1991; prior to his retirement he had been President and Chief Operating Officer of the Company for nearly ten years. Since September 1981, he has been a Director of the Company. Mr. Simmons is a member of the Finance Committee and he serves as Chairman of the Audit Committee of the Board. Until May 1996, Mr. Simmons was also a member of the Compensation Committee of the Board. From 1989 to 1996, Mr. Simmons served as President of International Herald Tribune, S.A., a French publishing company then owned jointly by the Company and The New York Times Company. He is a member of the Advisory Counsel of the Public Company Accounting Oversight Board.

        GEORGE W. WILSON

                Mr. Wilson, age 68, has for more than twenty-four years been President and Chief Executive Officer of Newspapers of New England, Inc., President and Director of Newspapers of New Hampshire, Inc. and Newspapers of Massachusetts, Inc., and President of the Concord Monitor, which is published in Concord, N.H. He was elected a Director of the Company in September 1985 and serves as Chairman of the Compensation Committee of the Board and since October 2005 as a member of the Audit Committee. Mr. Wilson is also a director of the Board of Trustees of The Newspaper Foundation.

                  NOMINEES FOR ELECTION BY CLASS B STOCKHOLDERS

        CHRISTOPHER C. DAVIS

                Mr. Davis, age 40, is Chairman of Davis Selected Advisers, L.P., an investment counseling firm overseeing approximately $70 billion in client assets. He became a Director of the Company in January 2006 and is a member of the Audit Committee of the Board. Mr. Davis is also a director and officer of a number of mutual funds advised by Davis Selected Advisers, L.P., or other entities controlled by Davis Selected Advisers, L.P. Mr. Davis also serves as a trustee of the American Museum of National History, Scenic Hudson Land Trust and a number of other not-for-profit organizations.

        JOHN L. DOTSON JR.

                Mr. Dotson, age 69, has been retired since June 2001; prior to his retirement he had been President and Publisher of the Akron Beacon Journal. He became a Director of the Company in July 2001 and is a member of the Compensation Committee of the Board. Mr. Dotson is a member of the Board of Directors of the Maynard Institute for Journalism Education, and a member of the John S. & James L. Knight Foundation Journalism Advisory Committee, the Board of Visitors of the University of North Carolina School of Journalism and Mass Communications and the Board of Visitors of the John S. Knight Fellowships at Stanford University.

        RONALD L. OLSON

                Mr. Olson, age 64, has since 1970 been a partner in the law firm of Munger, Tolles & Olson LLP. He became a Director of the Company in September 2003 and was until October 2005 a member of the Audit Committee of the Board. Mr. Olson is also a director of Berkshire Hathaway Inc., Edison International, Southern California Edison, Western Asset Trusts, and City National Corporation. He serves on the board of the California Institute of Technology, the RAND Corporation and a number of other not-for-profit organizations.

BOARD COMMITTEES

        The standing committees of the Board include an Audit Committee, a Compensation Committee, an Executive Committee and a Finance Committee.

        Given the ownership structure of the Company and its status as a "controlled company" (see page 10), the Board does not have a nominating committee. Decisions on nominees to the Board are made through consultation between the Chairman of the Board and the other members of the Board. The Company has not utilized the services of any third party to assist in identifying and evaluating nominees.

AUDIT COMMITTEE

        The functions of the Audit Committee include overseeing (i) management's conduct of the Company's financial reporting process (including the development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company's financial statements, (iii) the Company's compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company's outside auditors, (v) the performance of the Company's internal audit function, (vi) the outside auditors' annual audit of the Company's financial statements and (vii) preparing any report required by the rules and regulations of the Securities and Exchange Commission.

        Christopher C. Davis, Alice M. Rivlin, George W. Wilson and Richard D. Simmons (chairman) serve on the Audit Committee. In September, Ronald L. Olson resigned from the Audit Committee following the engagement of Munger, Tolles & Olson LLP by Kaplan, Inc. to represent it in a litigation matter. The Board of Directors has determined that all members of the Audit Committee are non-employee, "financially literate", "independent" directors within the meaning of the New York Stock Exchange listing standards, and all members of the Audit Committee are "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. None of the members of the Audit Committee has, other than in their capacity as a Committee or Board member, accepted any consulting, advisory or other compensatory fee (other than pension or other forms of deferred compensation for prior service which is not contingent in any way on continued service) from the Company or its affiliates and none of the members of the Audit Committee has a material relationship with the Company.

        The Board has determined that Richard D. Simmons has the requisite background and experience to be and is designated an "audit committee financial expert" within the meaning of Item 401(h) of Regulation S-K. In addition, the Board has determined that all the members of the Audit Committee are well-grounded in financial matters and are familiar with generally accepted accounting principles. All the members of the Audit Committee have a general understanding of internal controls and procedures for financial reporting, as well as an understanding of audit committee functions. To the extent there are matters that come before the Audit Committee that involve accounting issues, the members of the Audit Committee consult with and rely on experts for their expertise.

        The Audit Committee held eight meetings in 2005.

COMPENSATION COMMITTEE

        The functions of the Compensation Committee include (i) reviewing the compensation for the Company's chief executive officer, (ii) consulting with the chief executive officer with respect to the compensation of the Company's other executives (including specifically approving all salaries of $250,000 or more, per year for employees of Kaplan, Inc. and $200,000 or more per year for employers of all of the business units (including Corporate), all incentive compensation awards and all other bonuses (other than sales bonuses) of $40,000 or more, and also awards of stock options), (iii) overseeing the administration of and determining awards under the Company's compensation plans and (iv) preparing any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission.

        Barry Diller, John L. Dotson Jr. and George W. Wilson (chairman) serve on the Compensation Committee. All members of the Compensation Committee are nonemployee, "independent" directors within the meaning of the listing requirements of the New York Stock Exchange.

        The Compensation Committee held five meetings in 2005.

FINANCE COMMITTEE

        The functions of the Finance Committee include (i) reviewing with management the capital needs of the Company and (ii) considering and making recommendations to the Board related to dividend policy, major acquisitions and disposition of businesses, incurrence of indebtedness, selection of managers of defined benefit plan assets, stock repurchase programs and certain other financial matters.

        Barry Diller, George J. Gillespie III, Donald E. Graham, Richard D. Simmons and Warren E. Buffett (chairman) serve on the Finance Committee.

        The Finance Committee held one meeting in 2005.

EXECUTIVE COMMITTEE

        The Executive Committee has and may exercise all of the powers of the Board that may be delegated by law in the management of the business and affairs of the Company and exercises the authority of the Board between meetings.

        Warren E. Buffett and Donald E. Graham (chairman) serve on the Executive Committee.

        The Executive Committee held four meetings in 2005.

MEETING ATTENDANCE

        The Board held a total of six meetings in 2005. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which the director served, with the exception of Christopher C. Davis, who was appointed to the Board in January 2006.

        The Board does not have a policy of requiring directors to attend annual meetings of shareholders and leaves it entirely at the discretion of each director as to whether he or she will attend the meeting. Four directors attended the 2005 annual meeting of shareholders.

DIRECTOR COMPENSATION

        Annual Payments. During 2005, non-employee directors received:

        o $60,000 as a retainer, and
        o reimbursement of out-of-pocket expenses for the meetings they attended.

        Commencing on January 1, 2006, nonemployee directors receive:

        o $70,000 as a retainer, and
        o reimbursement of out-of-pocket expenses for the meetings they attend.

        The non-employee chairmen of Board committees each receive an additional $5,000. Members of the Audit Committee also receive an additional $10,000 annually for their service on that committee. Employee directors receive no additional compensation for serving on the Board.

DEFERRED COMPENSATION

        The Company has in place a voluntary fee deferral plan for directors of the Company. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of the fees received for service as a director. Elections to defer must be filed in advance of earning such fees. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes. Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

"CONTROLLED COMPANY"

        The descendants of Katharine Graham (including the Company's chief executive officer and Chairman of the Board) and trusts for the benefit of those descendants own all the shares of Class A Common Stock, which have the right to vote for 70% of the Board of Directors, and thus the Company is a "controlled company" for purposes of Section 303(A) of the New York Stock Exchange Listed Company Manual. As a "controlled company," the Company is exempted from the requirement that it have a nominating/corporate governance committee. Notwithstanding its being a "controlled company", the Board has determined that Warren E. Buffett, Christopher C. Davis, Barry Diller, John L. Dotson Jr., Melinda F. Gates, Ronald L. Olson, Alice M. Rivlin, Richard D. Simmons and George W. Wilson, who together constitute a majority of the board, are "independent" as outlined in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

MEETINGS OF THE NON-MANAGEMENT DIRECTORS

        The listing requirements of the New York Stock Exchange call for the non-management directors of the Company to meet regularly in executive session without management. The Board has appointed Mr. Warren E. Buffett as lead director and to preside at the executive sessions. The non-management directors met once in November 2005 and expect to meet in executive session in 2006 as appropriate.

COMMUNICATING WITH DIRECTORS

        Interested parties may communicate concerns to the lead director or the other directors of the Company through Global Compliance Services, the Company's third-party managed hotline (1-866-687-8972) or online at https://www.compliancehelpline.com/WashPostCo.jsp.

           STOCK HOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The information in the following two tables relates to each person who, on February 1, 2006, was a "beneficial owner" (as defined under the proxy rules of the Securities and Exchange Commission) of more than 5% of the Company's Class A or Class B Stock. Under the proxy rules, a person is deemed to be the "beneficial owner" of stock if such person has (or shares) either investment power or voting power over such stock, or has (or shares) the right to acquire such stock within 60 days by any of a number of means, including the conversion of another security which is convertible into such stock. A substantial number of shares of the Company's Class A and Class B Stock are held in trusts or subject to other agreements which provide for the sharing of investment power, voting power or both among several persons, each of whom is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the shares so held. Furthermore, in many cases such persons do not include the beneficiary of the trust who, although not deemed to be a "beneficial owner" in the absence of voting or investment power over the shares, is nevertheless shown below as a beneficial owner because of the beneficiary's economic interest in the shares. In addition, since all the shares of Class A Stock are convertible at the option of the holder into Class B Stock on a share-for-share basis, each "beneficial owner" of shares of Class A Stock is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the same number of shares of Class B Stock; in indicating below a person's "beneficial ownership" of shares of Class B Stock it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a "beneficial owner". For these reasons there is very substantial duplication in the numbers of shares and percentages shown in the following table.


                                        PRINCIPAL HOLDERS OF STOCK

                                                                               SHARES (%)
                                                              ------------------------------------------
NAME AND ADDRESS OF                                              CLASS A STOCK         CLASS B STOCK*
BENEFICIAL OWNER                                              -------------------    -------------------
----------------
Donald E. Graham (a)(i).....................................   1,562,609 (90.7%)      3,493,134 (36.4%)
  1150 15th Street, N.W.
  Washington, D.C.
William W. Graham (b)(i)....................................     299,849 (17.4%)                     **
  11661 San Vincente Blvd., Suite 401
  Los Angeles, California
Stephen M. Graham (c)(i)....................................     324,670 (18.9%)                     **
  18 E. 78th Street
  New York, N.Y.
Elizabeth G. Weymouth (d)(i)................................     585,200 (34.0%)         588,591 (6.2%)
  251 West 57th Street
  New York, N.Y.
George J. Gillespie, III (e)(i).............................     612,990 (35.6%)         977,327 (10.2%)
  825 Eighth Avenue
  New York, N.Y
Daniel L. Mosley (f)(i).....................................     585,591 (34.2%)          591,566 (6.0%)
  825 Eighth Avenue
  New York, N.Y
Berkshire Hathaway Inc. (g).................................                 --        1,727,765 (18.0%)
  1440 Kiewit Plaza
  Omaha, Nebraska
Franklin Mutual Advisers, LLC (h)...........................                 --           552,623 (5.8%)
  51 John F. Kennedy Parkway
  Short Hills, NJ

--------------------------

* The calculations set forth in this table relating to percentage ownership of Class B Stock include 1,722,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

**      Less than five percent.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(a) According to information as of February 1, 2006 and available to the Company, Mr. Donald Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 392,695 (22.8%) shares, sole investment power, 392,695 (22.8%) shares, shared voting power, 1,162,714 (67.5%) shares, and shared investment power, 1,162,714 (67.5%) shares. The holdings of Class A Stock recorded for Mr. Graham include 7,200 shares held by Mr. Graham's wife, in which he disclaims beneficial ownership. Mr. Graham also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 1,811,211 (18.9%) shares, sole investment power 83,446 (<1%) shares, shared voting power 84,314 (<1%) shares, and shared investment power, 84,314 (<1%) shares. The holdings of Class B Stock recorded for Mr. Graham include 35,000 shares of Class B Stock held by Mr. Graham's wife, in which he disclaims beneficial ownership and 1,526,609 (16.0%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham. The holdings of Class B Stock recorded for Mr. Graham also include shares of Class B Stock owned by subsidiaries of Berkshire Hathaway Inc., which have the sole investment power of the shares; sole voting power is held by Mr. Donald Graham under an agreement dated as of February 25, 1977, and amended and extended on September 13, 1985, and on May 15, 1996, which has a termination date (which may be extended) of February 24, 2007.

(b) According to information as of February 1, 2006, and available to the Company, Mr. William Graham has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 107,849 (6.3%) shares, and shared investment power, 107,849 (6.3%) shares. In addition, Mr. William Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 192,000 (11.2%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. William Graham, including shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham, are less than five percent.

(c) According to information as of February 1, 2006, and available to the Company, Mr. Stephen Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 46,915 (2.7%), sole investment power 46,915 (2.7%), shared voting power, 119,755 (7%) shares, and shared investment power, 119,755 (7%) shares. In addition, Mr. Stephen Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 158,000 (9.2%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Stephen Graham, including shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham, are less than five percent.

(d) According to information as of February 1, 2006, and available to the Company, Mrs. Weymouth has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 76,834 (4.5%) shares, sole investment power, 76,834 (4.5%) shares, shared voting power, 425,366 (24.7%) shares, and shared investment power, 425,366 (24.7%) shares. In addition Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 83,000 (4.8%) shares of Class A Stock. Mrs. Weymouth also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 5,000 (<1%) shares, and sole investment power, 5,000 (<1%) shares. The holdings of Class B Stock recorded for Mrs. Weymouth include 585,200 (6.1%) shares issuable upon conversion of shares of Class A Stock deemed to beneficially owned by her.

(e) According to information as of February 1, 2006, and available to the Company, Mr. Gillespie, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 612,990 (35.6%) shares, and shared investment power, 612,990 (35.6%) shares. In addition, Mr. Gillespie has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 4,000 (<1%) shares, sole investment power, 4,000 (<1%) shares, shared voting power, 360,337 (3.8%) shares and shared investment power, 360,337 (3.8%) shares. The holdings of Class B Stock recorded for Mr. Gillespie include 612,990 (6.4%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Gillespie, as trustee of various trusts.

(f) According to information as of February 1, 2006, and available to the Company, Mr. Mosley, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 588,591 (34.2%) shares, and shared investment power, 588,591 (34.2%) shares. The holdings of Class B Stock recorded for Mr. Mosley include 588,591 (6.1%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Mosley, as trustee of various trusts.

(g) According to information as of February 1, 2006, and available to the Company, Berkshire Hathaway Inc. ("Berkshire") is the beneficial owner of 1,727,765 (18.0%) shares of Class B Stock. The ownership of these shares is through several subsidiaries of Berkshire. Mr. Warren Buffett is Chairman of the Board of Berkshire. Mr. Buffett and the estate of Susan Buffett (of which Mr. Buffett is the executor) own approximately 32.3% of the aggregate economic interest of Berkshire Class A and Class B common stock and Mr. Buffett may be deemed to be in control of Berkshire under Federal securities laws. With respect to shares of Class B Stock owned by subsidiaries of Berkshire, Mr. Buffett, Berkshire and such subsidiaries may be considered to share investment power. Pursuant to an agreement dated as of February 25, 1977, and amended and extended on September 13, 1985, and on May 15, 1996 (which has a termination date (which may be extended) of February 24, 2007), Mr. Buffett, Berkshire and such subsidiaries have granted Mr. Donald Graham a proxy to vote such shares in his discretion.

(h) According to information based on the Schedule 13G filed by Franklin Mutual Advisers, LLC on February 7, 2006, Franklin Mutual Advisers, LLC ("Franklin"), was deemed to be the beneficial owner of 552,623 (5.8%) shares of Class B Stock. Shares held in such name are believed to be held for the accounts of a number of beneficial owners. Franklin has sole voting and investment power over 552,623 (5.8%) shares of Class B Stock.

(i) According to information as of February 1, 2006, and available to the Company, Mr. Donald Graham, Mrs. Weymouth, and Mr. Gillespie share voting and investment power over 425,366 (24.7%) shares of Class A Stock; Mr. Gillespie and Mr. William Graham share voting and investment power over 18,000 (1.1%) shares of Class A Stock; Mr. Gillespie, Mr. William Graham and Mr. Donald Graham share voting and investment power over 36,452 (2.1%) shares of Class A Stock; Mr. Gillespie, Mr. Stephen Graham and Mr. Donald Graham share voting and investment power over 41,366 (2.4%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 91,806 (5.3%) shares of Class A Stock; Mr. Donald Graham and Mr. Daniel L. Mosley share voting and investment power over 453,830 (26.4%) shares of Class A Stock; Mr. Donald Graham, Mr. Mosley and Mr. William Graham share voting and investment power over 53,397 (3.1%) shares of Class A Stock; Mr. Donald Graham, Mr. Mosley and Mr. Stephen Graham share voting and investment power over 60,497 (3.5%) shares of Class A Stock; Mr. Stephen Graham and Mr. Mosley share voting and investment power over 17,892 (1%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 30,000 (<1%) shares of Class B Stock; Mr. Donald Graham and Mr. Mosley share voting and investment power over 2,975 (<1%) shares of Class B Stock; Mr. Donald Graham, Mr. William Graham and Mr. Gillespie share voting and investment power over 5,000 (<1%) shares of Class B Stock; Mr. Donald Graham shares voting and investment power over 46,339 (<1%) shares of Class B Stock held by the Philip L. Graham Trust; Mr. Gillespie shares voting power and investment power over 321,857 (3.4%) of Class B Stock held by various trusts for the benefit of other descendants of Eugene Meyer.

        The table below, which is based upon information furnished to the Company by its Directors and officers, shows as of February 1, 2006, for each person nominated for election as a Director, and for all Directors and executive officers of the Company as a group, the number of shares of each class of Common Stock "beneficially owned" (as defined in the Securities and Exchange Commission's proxy rules) and, in the case of each nominee for election as a Director, the nature of such "beneficial ownership". For the reasons set forth in the first paragraph of this section of the Proxy Statement, there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                                       HOLDINGS OF DIRECTORS AND OFFICERS***


                                                                                    SHARES (%)
                                                                -------------------------------------------------
                                                                         CLASS A                 CLASS B (a)
                                                                -----------------------   -----------------------
Warren E. Buffett**** ...................................                            -          1,727,765(18.0%)
Christopher C. Davis.....................................                            -                    5,000*
Barry Diller.............................................                            -                    1,000*
John L. Dotson Jr. ......................................                            -                      100*
Melinda F. Gates ........................................                            -                    1,100*
George J. Gillespie, III**...............................               612,990(35.6%)            977,327(10.2%)
Donald E. Graham**.......................................             1,562,609(88.6%)          3,493,134(36.4%)
Ronald L. Olson..........................................                            -                      300*
Alice M. Rivlin..........................................                            -                       10*
Richard D. Simmons.......................................                            -                    7,428*
George W. Wilson(b)......................................                            -                      305*
All Directors and executive officers as a group,
    eliminating duplications.............................              1,580,609(91.2%)     3,884,724 (40.5%)(c)

---------------------

*       Less than one percent.

**      See Table of "Principal Holders of Stock" on page 11.

*** Unless otherwise indicated, the Directors and officers listed below have sole voting and investment power with respect to such securities.

**** With respect to voting securities which may be beneficially owned by Mr. Buffett, see footnote (g) on page 12.

(a) Includes 1,722,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

(b) Includes 105 shares of Class B Stock owned by Mr. Wilson's wife in which he disclaims beneficial ownership.

(c) This number includes 1,580,609 shares of Class B Stock issuable upon conversion of shares of Class A Stock "beneficially owned" by Directors and executive officers and 10,000 shares of Class B Stock which Directors and executive officers have the right to purchase on or before April 1, 2006, pursuant to stock options; it does not include 87,734 shares of Class B Stock held as of February 1, 2006, by the trustee of various savings plans maintained by the Company and its business units over which the trustee has voting and investment powers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class B Common Stock.

        To the Company's knowledge, based solely on a review of such reports and on information furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 1, 2006, all applicable Section 16(a) filing requirements were complied with.

           PROPOSAL 2: APPROVAL OF CERTAIN AMENDMENTS TO THE COMPANY'S
                           INCENTIVE COMPENSATION PLAN

        The Company's Board of Directors believes it is in the best interests of the Company (a) to provide incentives to key employees to increase the profitability of the Company and its subsidiaries, (b) to strengthen the ability of the Company and its subsidiaries to attract, motivate and retain persons of merit and competence upon which, in large measure, it depends and (c) to provide the Compensation Committee with considerable flexibility in designing incentive compensation plans in that regard. The Board of Directors, acting on the recommendation of the Compensation Committee of the Board, has approved certain amendments that would provide the Compensation Committee with greater flexibility in designing compensation plans for key employees of the Company and its subsidiaries and reapproved the requirement that the Compensation Committee establish performance goals based on financial measures for certain awards under the Company's Incentive Compensation Plan within 90 days of the commencement of services to which such awards relate or prior to the beginning of an award cycle. The Board expressly conditioned the effectiveness of such amendments to the Incentive Compensation Plan on the approval by the holders of a majority of Class A Common Stock outstanding, voting as a class, and a majority of the holders of Class B Common Stock outstanding, voting as a class and has unanimously voted to submit and recommend such action to the stockholders of the Company for adoption.

        The Long-Term Incentive Compensation Plan, the predecessor Plan to the Incentive Compensation Plan, was originally approved by the holders of Class A Common Stock in December 1981. In 2001, the Annual Incentive Compensation Plan, originally approved by the holders of Class A Common Stock in February 1974, was combined with the Long-Term Incentive Compensation Plan to create one Incentive Compensation Plan.

        The purpose of the Incentive Compensation Plan was, and is to provide, greater incentives to those employees who have been or will be responsible for its future growth, profitability and continued success and to strengthen the ability of the Company and its subsidiaries to attract, motivate and retain such employees. There are at present approximately 229 employees who are participants under the Incentive Compensation Plan and receive annual bonus awards, hold restricted stock grants and/ or hold grants of performance units (a number of whom in the case of restricted stock and performance units grants have received more than one grant). Awards are granted at the discretion of the Compensation Committee of the Board of Directors consisting of not less than three members of the Board, each of who shall be a "disinterested" person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Members of the Compensation Committee are appointed by the Board of Directors of the Company, serve at the pleasure of the Board and are ineligible to receive awards of any kind. The Committee shall have complete authority to establish rules and regulations for the administration of the Incentive Compensation Plan. The current members of the Compensation Committee are Barry Diller, John L. Dotson Jr. and George W. Wilson.

        The proposed amendments to the Incentive Compensation Plan being recommended by the Board of Directors for approval by the shareholders include:
(i) giving authority to the Compensation Committee to grant special annual incentive awards outside of the annual bonus program to certain individuals who have made or have the potential to make extraordinary contributions to the growth and profitability of the Company ("Special Annual Incentive Awards"),
(ii) increasing the cap on the aggregate value of annual awards (including the payout value of Special Annual Incentive Awards) payable to any participant, and
(iii) giving authority to the Compensation Committee to grant special long-term incentive awards not based on an Award Cycle (as defined below) to certain individuals who have made or have the potential to make extraordinary contributions to the growth and profitability of the Company ("Special Long-Term Incentive Awards"), and to establish a cap on the payout value of Special Long-Term Incentive Awards payable to any participant at the end of the applicable vesting period.

        The Compensation Committee is empowered under the current Incentive Compensation Plan to establish Award Cycles, which shall not be less than three nor more than four years.

        The full text of the Company's Incentive Compensation Plan as it is proposed to be amended is attached to this Proxy Statement as Exhibit A. The proposed amendments needing shareholder approval are paragraphs 5(f), 6, 8(c), 10(a), 10(b) and 13; the language to be added is underlined and the language to be deleted is lined through.

        FINANCIAL GOALS AND DEDUCTIBILITY

        Under the Omnibus Budget Reconciliation Act of 1993 (the "Act") and the regulations issued thereunder by the Internal Revenue Service, a publicly held company, such as the Company, must satisfy certain conditions in order to retain its federal income tax deduction for compensation in excess of $1 million per year paid after January 1, 1994, to its chief executive officer and the four other officers employed by such corporation at the end of the year whose compensation is required to be disclosed in its annual proxy statement relating to the election of directors.

        The Incentive Compensation Plan currently provides (i) a description of what the performance-related goals are based on, (ii) a limitation on the discretion to award cash bonuses at the end of an award cycle to individuals (other than officers of the Company) whose outstanding performance merited special recognition, subject to the limitation that the aggregate amount of such bonuses could not exceed 10% of the aggregate payout value of all Performance Units awarded for that award cycle, (iii) a limitation on the amount of an annual incentive award to a participant to an amount not to exceed in value 200% of such participant's base earnings, (iv) a limitation on the number of shares of Restricted Stock that can be awarded to any employee during an Award Cycle and (v) a limitation on the maximum amount of none-quity based long-term incentive compensation that could be paid to any employee during a specified period under the Plan.

        Specifically, the Incentive Compensation Plan provides for annual incentive compensation awards based on the Company's and its business units' short-term, i.e., annual, financial performance compared to a performance goal established prior to the beginning of the year in which the award is earned. The payout upon the achievement of such performance goal is equal to a percentage of base salary based on the level of attainment of such performance goal. Awards for any year may not exceed 10% of that year's Incentive Profit, which is calculated as follows: (a) there is first calculated an amount equal to 12% of Stockholders' Equity (as defined in the Incentive Compensation Plan), such amount being called the Basic Return on Equity; and (b) the Basic Return on Equity is then subtracted from the Company's Consolidated Profit before Income Taxes (as defined in the Incentive Compensation Plan), the remainder being called Incentive Profit. For 2005, the maximum amount that could have been awarded under the Incentive Compensation Plan was $21,799,028; the amount actually awarded was $6,899,000.

        In determining the terms and conditions of the annual incentive compensation awards in the case of "executive officers", the Compensation Committee establishes formulae with targeted bonuses and a range bonus payouts based on achievement of certain performance criteria related to the following: operating income, cash flow, shareholder return, earnings per share, return on assets, return on equity, operating margins, cost control, measures of economic value added (EVA) and/or quantitative revenue, growth or profitability measurements, with the amounts payable upon the achievement or such performance goals subject to overall cap referred to above.

        At the end of 2004, the Compensation Committee approved a range of incentive payouts for 2005 keyed to performance against specified goals related to budgeted operating income, cash flow or earnings per share, which vary by business unit. All awards made under the Incentive Compensation Plan for 2005 were paid in cash in March 2006. Mr. Graham has waived participation in the annual incentive awards in the past and did so again with respect to 2005.

        The following table shows for each of the persons named in the table on page 20 under the heading "Executive Compensation," for all current executive officers as a group and for all employees other than executive officers the amount of the annual incentive compensation awards paid out for 2005 performance.

                                          ANNUAL AWARDS

                Name of individual or group                            2005 Bonus
                ---------------------------                            ----------
        Donald E. Graham                                                  --
          Chairman and Chief Executive Officer

        John B. Morse, Jr.                                             $  323,125
          Vice President and Chief Financial Officer

        Gerald M. Rosberg                                                 178,600
          Vice President

        Ann L. McDaniel                                                   169,200
          Vice President

        Diana M. Daniels
          Vice President                                                  162,150

        Executive Group (including those named above)                  $  833,075

        NonExecutive Director Group                                       --

        NonExecutive Officer
          Employee Group                                               $6,065,925

        To balance the annual awards, which are intended to reward short-term financial performance, the Incentive Compensation Plan currently also provides incentives for improved financial performance over periods of Award Cycles. The Plan authorizes the Compensation Committee to make awards for each cycle in the form of Performance Units, Restricted Stock or both.

        The Incentive Compensation Plan does not specify or limit the number of employees covered by the Plan, except by requiring that they be senior executives or key employees of the Company or its subsidiaries in a position to make substantial contributions to the growth and success of the Company's businesses. The Company has limited the award of Performance Units to the most senior executives of the Company and its subsidiaries; a group consisting at present of approximately 28 individuals. Shares of Restricted Stock have typically been awarded to a broader group, which currently consists of approximately 229 senior executives and key employees. The maximum number of Performance Units and shares of Restricted Stock that may be awarded to any participant in the Incentive Compensation Plan is determined with reference to an individual's scope of responsibilities and level of Plan participation.

        PERFORMANCE UNITS.

        Each Performance Unit has a nominal value of $100. For each Award Cycle, the Compensation Committee may award to a participant a number of Performance Units, determined with reference to an individual's scope of responsibilities and level of Plan participation. Except as noted below under "Forfeitures", at or after the end of the Award Cycle the participant will receive for each Performance Unit awarded for such cycle an amount ranging from the maximum payout value to zero, depending on the extent to which the performance criteria established by the Committee at the time the Performance Unit was awarded have been met. The performance-based goals are to be based on operating income, cash flow, shareholder return, earnings per share, return on assets, return on equity, operating margins, cost control, measures of economic value added and/or quantitative revenue, growth or profitability measurements, which may be in respect of the Company as a whole or any business unit thereof, over the period of the Award Cycle. The current maximum payout value may not exceed $200 per Performance Unit and the payment of an award of Performance Units to any participant at the end of an Award Cycle may not exceed $4 million.

        The following table shows for each of the persons named in the table on page 20 under the heading "Executive Compensation," for all current executive officers as a group and for all employees (other than executive officers) the number of Performance Units granted for the 2003-2006 award cycle and the 2005-2008 award cycle.

                        LONG-TERM INCENTIVE COMPENSATION - PERFORMANCE UNITS


        Name of individual                                 Number of Performance Units
        or group                                            2003-2006      2005-2008
        --------                                            ---------      ---------
        Donald Graham                                          8,281          7,500
          Chairman and Chief Executive Officer

        John B. Morse, Jr.                                     4,417          5,000
          President and Chief Financial Officer

        Gerald M. Rosberg                                      2,760          3,500
          Vice President

        Ann L. McDaniel                                        2,760          3,500
          Vice President

        Diana M. Daniels                                       1,877          1,700
          Vice President

        Executive Group (including the above)                 20,095         21,200

        NonExecutive Director Group                               --             --

        NonExecutive Officer Employee Group                   89,330         89,048

        The payout opportunities for the 2003-2006 and the 2005-2008 Award Cycles for Performance Units will be based on the achievement of various financial and operating goals of certain of the major operating divisions.

        RESTRICTED STOCK.

        Pursuant to the current Incentive Compensation Plan, 425,000 shares of Class B Stock have been reserved for Restricted Stock awards to individuals selected by the Committee in its discretion upon the recommendation of management, with the maximum number of shares that may be awarded to any individual in an Award Cycle not to exceed 10,000 shares. Although the shares are issued to the recipient when the award is made and he or she is entitled to vote and receive dividends on the shares, they may not be sold or otherwise transferred until after the Award Cycle ends except as noted below under "Forfeitures". As of January 1, 2006, there were 157,925 shares of Class B Stock reserved for future Restricted Stock awards.

        In December 2004, the named executives and other key employees were granted Restricted Stock for the 2005-2008 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years. Mr. Graham declined to be considered for an award of Restricted Stock for the 2005-2008 Award Cycle. The number of shares of Restricted Stock awarded is determined by an individual's scope of responsibilities and relative level of Plan participation.

        The following table shows for each of the persons name in the table on page 20 under the heading "Executive Compensation," for all current executive officers as a group and for all employees (other than executive officers) (i) the number of shares of Restricted Stock awarded for the 2003-2006 Award Cycle and (ii) the number of shares of Restricted Stock awarded for the 2005-2008 Award Cycle.


                     LONG-TERM INCENTIVE COMPENSATION PLAN - RESTRICTED STOCK

        Name of individual                                 Number of Performance Units
        or group                                            2003-2006      2005-2008
        --------                                            ---------      ---------
        Donald E. Graham                                         300            --
          Chairman and Chief Executive Officer

        John B. Morse, Jr.                                       200           200
          President and Chief Financial Officer

        Gerald M. Rosberg                                        125           150
          Vice President

        Ann L. McDaniel                                          150           150
          Vice President

        Diana M. Daniels                                         125           125
          Vice President

        Executive Group (including the above)                    900           625

        Non-Executive Director Group                              --            --

        Non-Executive Officer Employee Group                  12,615        12,465

        On January 4, 2005, the restriction terminated on the shares of Restricted Stock awarded for the 2001-2004 Award Cycle. On that date, the individuals identified in the table on page 20 and the groups described below received unrestricted title to shares having the following fair market values:
Mr. Graham, $286,923; Mr. Morse, $167,372; Mr. Rosberg, $119,551; Ms. McDaniel,
$119,551; Ms. Daniels, $119,551; Executive Group (including the foregoing), $812,948; NonExecutive Director Group, $0; and NonExecutive Officer Employee Group, $10,826,561.

        FORFEITURES

        As a general rule, the transfer restriction on Restricted Stock will not terminate until the end of the Award Cycle for which the shares are awarded, and if a participant's employment terminates before the end of that cycle his or her shares of Restricted Stock will then automatically revert to the Company and he or she will not receive the value of any Performance Units awarded for that cycle. However, the Compensation Committee may, in its sole discretion, approve the vesting of a percentage of the number of shares of Restricted Stock or Performance Units originally awarded provided that the percentage determined may not exceed the percentage calculated by dividing (i) the number of full months elapsed from the effective date of the award to the date of termination (less the period of full months that a participant was on one or more unpaid leaves of absence where the leave is greater than 90 days during the period by (ii) the number of full months from the effective date of the award to the applicable vesting date for such award.

        To the extent the Company does not achieve a pre-established total return of equity over the cycle, the transfer restriction on Restricted Stock awarded to executive officers of the Company will not terminate with respect to some or all of the shares at the end of the Award Cycle for which the shares are awarded and those shares of Restricted Stock will then automatically revert to the Company.

        TAXES; ACCOUNTING TREATMENT

        For tax purposes, the amount of incentive compensation represented by a Restricted Stock award is the market value of the shares when the transfer restriction terminates (at which time such market value is taxable as compensation to the recipient and is deductible by the Company), and the amount of incentive compensation represented by a Performance Unit award is the cash value (if any) of the award when determined and paid (at which time such cash value is taxable to the recipient as compensation and is deductible by the Company). Because these values usually cannot be determined until after the end of the Award Cycle (or upon the earlier termination of employment of a recipient of Restricted Stock who is entitled may be or permitted to retain some of such stock), and because the awards themselves are subject to full or partial forfeiture as indicated above, it is not possible to determine the value of any award at the time it is made. For accounting purposes, however, during each Award Cycle (i) with respect to Performance Units,the Company charges to each year's earnings a pro-rated portion of the estimated ultimate value of the awards made for such cycle and (ii) with respect to Restricted Stock, the awards are valued at fair value at the grant date and amortized over the relevant vesting period.

        SPECIAL ANNUAL INCENTIVE AWARDS

        Under the proposed amendments, the Compensation Committee would have the ability to grant Special Annual Incentive Awards for a coming fiscal year to certain individuals, the payout value of which will be based on written goals established at the time of the grant relating to one or more of the following factors; operating income, cash flow, earnings per share, return on assets, return on equity, operating margins, economic value added (EVA), cash flow margins, shareholder return, cost control and/or quantitative revenue, growth or profitability measurements, which may be in respect of the Company as a whole or of any business unit thereof. The payout value of any Special Annual Incentive Award granted with respect to a fiscal year would not be included in the current limitations set out in the Incentive Compensation Plan on the aggregate of Annual Awards otherwise payable for such fiscal year.

        SPECIAL LONG-TERM INCENTIVE AWARDS

        Under the proposed amendments, the Compensation Committee would have the ability to grant Special Long-Term Incentive Awards not based on an Award Cycle with the vesting dates for such awards being not less than one year nor more than six years from the date of the award to which it relates. In addition, under the proposed amendments, the Committee can provide for a single Special Long-Term Incentive Award that there be more than one vesting date, with a portion of the full award to vest on each specified vesting date. Not later than the beginning of the applicable vesting period of a Special Long-Term Incentive Award, the Committee shall establish a method for determining the earned value of a Special Long-Term Incentive Award, which will be based on written goals relating to one or more of the following factors; operating income, cash flow, earnings per share, return on assets, return on equity, operating margins, economic value added (EVA), cash flow margins, shareholder return, cost control and/or quantitative revenue, growth or profitability measurements, which may be in respect of the Company as a whole or of any business unit thereof.

        CAP ON AMOUNTS PAYABLE FOR ANNUAL AND SPECIAL ANNUAL INCENTIVE AWARDS

        Under the current Incentive Compensation Plan, the aggregate value of the Annual Awards payable to any participant with respect to any fiscal year would not exceed in value the lesser of 200% of a participant's base earnings in the fiscal year to which such awards apply or $5 million. Under the proposed amendments, the aggregate value of the Annual Awards (including the payout value of any Special Annual Incentive Awards) payable to any participant with respect to any fiscal year would not exceed in value the greater of 200% of a participant's base earnings in the fiscal year to which such awards apply or $5 million, or in the case of a participant who is the president or chief executive office of one of the Company's business units (not including the President or Chief Executive of the Company), the greater of 200% of such participant's base earnings or $5 million or 1% of such business unit's revenue for the fiscal year with respect to which the award is to be paid.

        CAP ON AMOUNTS PAYABLE FOR LONG-TERM AND SPECIAL LONG-TERM INCENTIVE AWARDS

        Under the current Incentive Compensation Plan, the payout value of a Performance Unit at the end of an Award Cycle may not exceed $200 and the payment of an award of Performance Units to any participant at the end of an Award Cycle shall be the lesser of $4 million or the amount determined by multiplying the payout value times the number of Performance Units granted to such participant. Under the proposed amendments, the payment of an award of Performance Units shall be the lesser of $5 million or the amount determined by multiplying the payout value times the number of Performance Units and the payment of a Special Long-Term Incentive Award to any participant at the end of the vesting period for such award would not exceed $5 million and the aggregate value of Performance Units and any Special Long-Term Incentive Award payable to any participant (other than a participant who is the President or Chief Executive Officer of one of the Company's business units (but not including the President or Chief Executive Officer of the Company)) with respect to any fiscal year would not exceed $10 million. In the case of any participant who is the President or Chief Executive Officer of one of the Company's business units (not including the President or Chief Executive Officer of the Company) the aggregate value of Performance Units and any Special Long-Term Incentive Award payable to such participant with respect to any fiscal year would not exceed the greater of $10 million or 1% of such business unit's revenue for the fiscal year with respect of which the award is to be paid.

        AMENDMENT OF THE INCENTIVE COMPENSATION PLAN

        The Incentive Compensation Plan may be amended by the Board of Directors of the Company. However, approval of stockholders entitled to vote thereon must be obtained for any amendment which increases (a) the maximum number of shares of restricted stock that may be awarded under the Incentive Compensation Plan,
(b) the maximum number of shares of restricted stock or performance units that may be awarded to a participant, (c) the maximum payout value of a performance unit or a Special Long-Term Incentive Award. In addition, the approval of Class B Common Stock shareholders is required for any modifications for which approval is required by applicable law or exchange listing requirements.

        Approval of the proposal is subject to the favorable vote of a majority of the holders of Class A Common Stock outstanding, voting as a class, and a majority of the holders of Class B Common Stock outstanding, voting as a class. Each Class A Stock Proxy and each Class B Stock Proxy executed and returned by a shareholder will be voted for Proposal 2, unless otherwise indicated on such Proxy. Any shares not voted (whether by abstention, broker non-votes or otherwise) have the effect of a negative vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                             EXECUTIVE COMPENSATION

        The following table shows the compensation paid by the Company during 2003, 2004 and 2005 to each of the chief executive officer and the four most highly compensated executive officers of the Company.

                                                    SUMMARY COMPENSATION TABLE

-------------------------------------- --------------------------------- -------------------------------------------- ------------
                                              ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                       --------------------------------- -------------------------------------------
                                                                                   AWARDS                PAYOUTS
                                                                         --------------------------   --------------
                                                                 OTHER
                                                                ANNUAL     RESTRICTED    SECURITIES                    ALL OTHER
                                                                COMPEN-      STOCK       UNDERLYING        LTIP         COMPEN-
PRINCIPAL POSITION            YEAR     SALARY($)  BONUS($)(1)  SATION($)  AWARDS($)(2)   OPTIONS(#)    PAYOUTS($)(1)  SATION($)(3)
                              ----     ---------  -----------  ---------  ------------   ----------    -------------  ------------
Donald E. Graham..........    2005     $400,000            -           -            -             -       $400,000      $11,316
Chief Executive Officer       2004      400,000            -           -            -             -              -       10,918
                              2003      400,000            -           -     $216,113             -        400,000       10,658

John B. Morse, Jr.........    2005      550,000     $323,215           -      196,604             -        252,000       44,602
Vice President and Chief      2004      500,000      360,750           -            -         1,000              -       30,902
Financial Officer             2003      450,000      327,555           -      144,075             -        335,400       24,922

Gerald M. Rosberg.........    2005      380,000      178,600           -      147,453             -        180,000       20,018
Vice President                2004      360,000      207,792           -            -             -              -       18,978
                              2003      340,000      197,989           -       90,047             -        212,850       16,638

Ann L. McDaniel...........    2005      360,000      169,200           -      147,453             -        135,000       40,705
Vice President                2004      325,000      187,590           -            -         1,000              -       36,252
                              2003      300,000      174,696           -      108,056         1,000         96,750       15,881

Diana M. Daniels..........    2005      345,000      162,150           -      122,878             -        144,000       22,842
Vice President                2004      335,000      193,362           -            -             -              -       22,322
                              2003      325,000      189,254           -       90,047             -        193,500       16,840

------------------------------

(1)     Awards may be in the form of cash or deferred cash.

(2) The numbers in this column represent the dollar value of the restricted stock awarded to the named executive in the relevant fiscal year, based on the value as of the effective date of the award. The Compensation Committee of the Board of Directors approved grants of restricted stock for the 2005-2008 Award Cycle, effective January 3, 2005, to various key employees of the Company, including the chief executive officer and the other named executives as follows: Mr. Morse--200 shares; Mr. Rosberg--150 shares; Ms. McDaniel--150 shares; and Ms. Daniels--125 shares. Mr. Graham declined to receive a restricted stock award for the 2005-2008 Award Cycle. As of the end of fiscal 2005, the chief executive officer and the other named executives had the following aggregate restricted stock holdings: Mr. Graham-300 shares, $233,250; Mr. Morse-400 shares, $311,000; Mr. Rosberg--275 shares, $213,813; Ms.
        McDaniel-300 shares, $233,250; and Ms. Daniels--250 shares, $194,375. Dividends are paid on restricted stock and are the same as dividends on non-restricted stock.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(3) Contributions to 401(k) savings plans and the Supplemental Executive Retirement Plan ("SERP") constitute "all other compensation" for 2005 as follows: Mr. Graham-$10,920 in Company contributions to 401(k) plan; Mr. Morse-$10,920 in Company contributions to 401(k) plan and $17,680 in Company credits to SERP account; Mr. Rosberg-$10,920 in Company contributions to 401(k) plan and $8,840 in Company credits to SERP account; Ms. Daniels-$10,920 in Company contributions to 401(k) and $7,020 in Company credits to SERP account; and Ms. McDaniel-$10,920 in Company contributions to 401(k) plan and $7,800 in Company credits to SERP account. In addition, Mr. Graham had $396 of life insurance imputed income, Mr. Morse had $4,902 of life insurance imputed income, Mr. Rosberg had $258 of life insurance imputed income, Ms. Daniels had $4,902 of life insurance imputed income and Ms. McDaniel had $2,622 of life insurance imputed income, which, in each case, is included under "all other compensation." Mr. Morse had $11,100 of financial services planning and Ms. McDaniel had $19,363 of financial services planning, in each case provided by the Company and which is included under "all other compensation."

                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                    AND FY-END OPTION VALUES

------------------------------------------------------------ ------------- -------------- ---------------- -------------------
                                                                                                                VALUE OF
                                                                                             NUMBER OF        UNEXERCISED
                                                                                            UNEXERCISED       IN-THE-MONEY
                                                                                            OPTIONS AT         OPTIONS AT
                                                                                          FISCAL YEAR-END    FISCAL YEAR-END
                                                                                                (#)               ($)
------------------------------------------------------------ ------------- -------------- ---------------- -------------------
                                                                 SHARES
                                                              ACQUIRED ON       VALUE       EXERCISABLE/       EXERCISABLE/
NAME                                                          EXERCISE (#)   REALIZED($)    UNEXERCISABLE     UNEXERCISABLE
----                                                         ------------- -------------- ---------------- -------------------
     Donald E. Graham ........................                         -               -               -                   -
     John B. Morse, Jr........................                     2,000        $633,000       2,250/750          $494,750/$0
     Gerald M. Rosberg........................                         -               -         6,000/0        $1,544,312/$0
     Diana M. Daniels.........................                         -               -         1,000/0          $234,500/$0
     Ann L. McDaniel..........................                                         -     1,250/1,250          $130,145/$0


                                             EQUITY COMPENSATION PLAN INFORMATION 1

---------------------------------  -----------------------------  -------------------------------  -------------------------------
                                                                                                   NUMBER OF SECURITIES REMAINING
                                    NUMBER OF SECURITIES TO BE                                      AVAILABLE FOR FUTURE ISSUANCE
                                      ISSUED UPON EXERCISE OF         WEIGHTED-AVERAGE EXERCISE       UNDER EQUITY COMPENSATION
                                   OUTSTANDING OPTIONS, WARRANTS    PRICE OF OUTSTANDING OPTIONS     PLANS (EXCLUDING SECURITIES
                                             AND RIGHTS                  WARRANTS AND RIGHTS           REFLECTED IN COLUMN (A))
---------------------------------  -----------------------------  -------------------------------  -------------------------------
PLAN CATEGORY                                   (a)                              (b)                             (c)
---------------------------------  -----------------------------  -------------------------------  -------------------------------
     Equity compensation
     plans approved by
     security holders ..........               113,325                         $572.36                          295,000

     Equity compensation
     plans not approved by
     security holders ..........                     -                               -                                -
               Total ...........               113,325                         $572.36                          295,000

--------------------------

1 This table does not include information relating to restricted stock grants awarded under The Washington Post Company Incentive Compensation Plan, which plan was approved by the Class A Shareholders of the Company. As of the end of the fiscal year 2005, there were 13,515 shares of restricted stock outstanding under the 2003-2006 Award Cycle and 13,090 shares of restricted stock outstanding under the 2005-2008 Award Cycle that had been awarded to employees of the Company and its subsidiaries (including those executives named in the summary compensation table on page 20). On January 4, 2005, the restrictions lapsed on 13,291 shares of restricted stock previously awarded in the 2001-2004 Award Cycle. As of February 1, 2006, there were a total of 26,530 shares of restricted stock outstanding under The Washington Post Company Incentive Compensation Plan. There are 157,925 shares of restricted stock available for further issuance under that Plan.

        In addition, the Company has from time to time awarded special discretionary grants of restricted stock to employees of the Company and its subsidiaries. On February 1, 2006, there were a total of 5,500 shares of restricted stock outstanding under special discretionary grants approved by the Compensation Committee of the Board of Directors, none of which were granted to those executives named in the summary compensation table on page 20.

                                RETIREMENT PLANS

        BASIC PLAN. Most employees of the Company, including the executives named in the summary compensation table, are eligible to participate (subject to minimum service requirements) in the Company's defined benefit retirement plan. Benefits under this basic plan are determined on the basis of base salary only, exclusive of all bonuses, deferred compensation and other forms of remuneration. The Company and each of its business units also maintain 401(k) savings plans in which most employees are eligible to participate (subject to minimum service requirements).

        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. All amounts over $175,000 (effective January 1, 2006) that would otherwise be payable under a basic defined benefit retirement plan are currently subject to reduction because of the annual pension limitation imposed by the Internal Revenue Code of 1986, as amended, although the extent of such reductions may vary in individual cases depending on circumstances existing at the time retirement payments commence. In addition, defined benefit pension benefits and defined contribution plan benefits payable by tax-qualified plans may not be based on annual compensation exceeding maximum amounts imposed by the Internal Revenue Code of 1986, as amended ($220,000 per year effective January 1, 2006).

        To offset these limitations on retirement benefits, the Company adopted effective January 1, 1989, an unfunded Supplemental Executive Retirement Plan (the "SERP"), which is patterned after similar plans adopted by many other companies. Under the Company's SERP there will be calculated for certain participating executives (including the executive officers named in the summary compensation table) a "supplemented normal retirement benefit", which will be determined under the rules of the qualified defined benefit retirement plan, but without reference to either of the above-mentioned limitations and will also include in earnings not only base salary (as in the past) but also bonuses under the Incentive Compensation Plan. The SERP also provides a supplemental defined contribution plan benefit, which is equal to the applicable company matching contribution percentage times the participating executive's base salary that is in excess of the annual covered compensation limit with respect to qualified plan benefits. The executive is required to make contributions to the SERP in order to receive the applicable matching company credit each year. Starting in 1994, a number of other management employees (not including said executive officers) became participants under the Company's SERP with respect to the supplemental normal retirement benefit only. For these participants, the supplemented normal retirement benefits will be determined without reference to either of the above-mentioned limitations, but will include in earnings only base salary and not bonuses. In each case in which a retiring executive's supplemented normal retirement benefit exceeds the benefit payable by the retirement plan or plans in which the executive has participated, the Company will pay such excess amount to him or her as a supplemental retirement benefit. Participation in the SERP is determined by the Compensation Committee of the Board of Directors, which has designated as participants a number of senior executives including all those named in the summary compensation table (except that Mr. Graham, who has elected not to participate in savings plan features of the SERP, will be covered only by the retirement plan features of the SERP described above).

        As of December 31, 2005, Mr. Graham had 32 years of service under the Company plan, Mr. Morse had 17 years of service under the Company plan, Mr. Rosberg had 10 years of service under the Company plan, Ms. Daniels had 28 years of service under the Company plan and Ms. McDaniel had 22 years of service under the Company plan.

        The following table shows the estimated maximum annual benefits payable upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who participate in both the basic retirement plans and the SERP (which includes all the executive officers named in the summary compensation table):

                               PENSION PLAN TABLES

                                              ESTIMATED MAXIMUM ANNUAL PENSION
         COVERED                            (COMPUTED AS STRAIGHT LIFE ANNUITY)
         COMPENSATION                FOR REPRESENTATIVE YEARS OF CREDITED SERVICE(A)
         -----------------------------------------------------------------------------------------

         COMPANY
         PLAN(B)(C)        10          15            20          25           30           35
         -----------  -----------  -----------  -----------  -----------  -----------  -----------
           $300,000     $54,500      $81,750      $109,000     $136,250     $163,500     $163,500
            400,000      72,000      108,000       144,000      180,000      216,000      216,000
            450,000      80,750      121,125       161,500      201,875      242,250      242,250
            500,000      89,500      134,250       179,000      223,750      268,500      268,500
            550,000      98,250      147,375       196,500      245,625      294,750      294,750
            600,000     107,000      160,500       214,000      267,500      321,000      321,000
            650,000     115,750      173,625       231,500      289,375      347,250      347,250
            700,000     124,500      186,750       249,000      311,250      373,500      373,500
            750,000     133,250      199,875       266,500      333,125      399,750      399,750
            800,000     142,000      213,000       284,000      355,000      426,000      426,000
            850,000     150,750      226,125       301,500      376,875      452,250      452,250

------------------------

(a) Before deducting the effect on benefits of an offset applicable to certain benefits paid under the Company Plan and based on average social security covered compensation over the employee's career. For an individual retiring at age 65 during 2006 the deduction would be as follows for the indicated number of years of credited service: 10 years, $2,921; 15 years, $4,382; 20 years, $5,843; 25 years, $7,303; 30 and 35 years, $8,764.

(b) Plan provides increased benefits for years of service after 1991. The benefits shown in the table are those provided for service after 1991.

(c) This table does not include estimated annual pension calculations for individuals who, commencing in 2003, meet the "Rule of 90" (i.e., the participant's age when added to his or her years of service adds to 90) and thus became eligible to receive an actuarially unreduced pension upon retirement before age 65.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL POLICY

        The Company's executive compensation program is based on the premise that compensation should be competitive and linked to corporate performance. To that end, the Company has developed an overall compensation strategy and compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified short-term and long-term performance goals and to long-term appreciation in the Company's stock price. The strategy also supports an environment that rewards Company and business unit achievement as compared to that of industry performance levels over a number of years, where such comparisons are appropriate. The Company seeks to offer compensation that will attract and retain key executive talent critical to the long-term success of the Company, to motivate these executives to achieve goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

        Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive report from the Company's Vice President responsible for human resources assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation, corporate performance and total return to shareholders to a group of corporations that represent companies with business portfolios similar to that of the Company. The Compensation Committee reviews the selection of peer companies used for compensation purposes. Certain information about compensation levels in other companies included in this report is collected by independent consultants. The Compensation Committee uses the median executive compensation range of such peer companies as a guideline in setting the compensation of the Company's executives. The peer companies used for compensation purposes are constructed on a division-by-division basis and, thus, are not necessarily identical to the Standard & Poor's Publishing Index in the Performance Graph included in this proxy statement. For example, in determining the companies by which to measure the Company's broadcasting division, the comparison is made with purely broadcasting companies or broadcasting divisions within multimedia companies; in contrast the companies included in the indices selected for comparison purposes in the Performance Graph consist of companies with multimedia holdings. The annual compensation reviews permit an ongoing evaluation of the link between the Company's and its business units' performance and its executive compensation in the context of the compensation programs of other companies and of the Company's total return to shareholders.

        The Compensation Committee determines the compensation of approximately the 145 most highly compensated corporate and divisional executives, including the chief executive officer and the other executives named in the summary compensation table. In reviewing the individual performance of the named executives, the Compensation Committee takes into account the views of Mr. Graham.

        The key elements of the Company's executive compensation consist of base salary, annual bonus, performance units, restricted stock and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Graham, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to an individual, including special incentive compensation plans, pension and savings plan benefits, supplemental retirement benefits and other benefits as well.

BASE SALARIES

        Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including, where available, a comparison to base salaries for comparable positions at other media and for-profit education companies, as applicable.

        Salary adjustments are generally implemented on a twelve-month or longer cycle and upon promotion. Such adjustments are determined by evaluating the performance of the Company and the individual executive officer, and may also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered, including, depending on the business unit, revenue, operating income and cash flow. The Compensation Committee, where appropriate, also considers other measures. These may include, among other factors, increases in market share, reduction or cost containment in operating expenses, journalistic achievements, improvements in product quality and improvements in relations with customers, suppliers and employees, and comparisons to base salaries for comparable positions at other media or forprofit education companies, as applicable. In order to preserve flexibility in setting compensation, the Compensation Committee has not established specific elements of Company or business unit performance, which must be evaluated or assigned relative weights to such elements. Different factors are considered in evaluating each executive officer's base salary depending on such officer's position and business unit.

        With respect to the base salary paid to Mr. Graham in 2005, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's results in 2004 and the performance of the Company. The Compensation Committee also took into account Mr. Graham's service to the Company and his performance since 1979 when he became publisher of The Washington Post. The Compensation Committee noted that Mr. Graham's base salary is significantly below the median of base salaries paid to chief executive officers of peer companies. However, because of Mr. Graham's continued request, for personal reasons, to forego a base salary increase, Mr. Graham's base salary in 2005 remained at $400,000, the level established in 1991 upon his promotion to President and Chief Executive Officer. The Compensation Committee does not give significance to the below market salary of Mr. Graham when reviewing and establishing base salary levels for other executives.

INCENTIVE COMPENSATION PLAN

        The Company has an incentive compensation plan made up of two components--annual and long-term under which awards are made primarily to key management and professional employees, including the Company's executive officers, who have made or are in a position to make significant contributions to the profitability of the Company and enhance shareholder value. The plan is administered by the Compensation Committee.

ANNUAL COMPONENT

        The annual component of the Incentive Compensation Plan provides for annual incentive compensation awards based on the Company's and its business units' short-term, i.e., annual, financial performance. At the end of 2004, the Compensation Committee approved a range of incentive payouts for 2005 keyed to performance against specified goals related to budgeted operating income, cash flow or earnings per share, which vary by business unit. Mr. Graham waived participation in the annual component of the Incentive Compensation Plan with respect to 2005. Annual incentive compensation awards were paid to the executive officers named in the summary compensation table on page 20 in March 2006.

LONG-TERM COMPONENT

        To balance the annual component of the Incentive Compensation Plan, which is intended to reward short-term financial performance, the long-term component provides incentives for improved financial performance over periods of Award Cycles (which beginning in 1983 have consisted, and are expected to continue to consist, of four-year periods starting at two-year intervals).

PERFORMANCE UNITS.

        In January 2005, the Compensation Committee of the Board of Directors approved grants of Performance Units for the 2005-2008 Award Cycle to various key employees of the Company, including the chief executive officer and the named executives. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 5,000 Performance Units; Gerald M. Rosberg, 3,500 Performance Units; Diana M. Daniels, 1,700 Performance Units; and Ann L. McDaniel, 3,500 Performance Units. Each Performance Unit has a nominal value of $100. The number of Units awarded was determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for the 2005-2008 Award Cycle for Performance Units granted to these individuals will be based on the achievement of financial and operating goals of certain of the major operating divisions.

        In December 2002, the Compensation Committee of the Board of Directors approved grants of Performance Units for the 2003-2006 Award Cycle to various key employees of the Company, including the chief executive officer and the named executives. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 4,000 Performance Units; Gerald M. Rosberg, 2,500 Performance Units; Diana M. Daniels, 1,700 Performance Units; and Ann L. McDaniel, 2,500 Performance Units. In January 2005, the Compensation Committee approved grants of additional shares of Performance Units for the 2003-2006 Award Cycle to various key employees of the Company, including the chief executive officer and the named executives. Pursuant to the additional grants, the chief executive officer and the named executives received the following additional Performance Units: Donald E. Graham, 781 Performance Units; John B. Morse, Jr., 417 Performance Units; Gerald M. Rosberg, 260 Performance Units; Diana M. Daniels, 177 Performance Units; and Ann L. McDaniel, 260 Performance Units. Each Performance Unit has a nominal value of $100. The number of Units awarded was determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for the 2003-2006 Award Cycle for Performance Units granted to these individuals will be based on the achievement of financial and operating goals of certain of the major operating divisions.

        In December 2000, executive officers of the Company, including the chief executive officer and the named executives, were granted Performance Units for the 2001-2004 Award Cycle. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 2,800 Performance Units; Gerald M. Rosberg, 2,000 Performance Units; Diana M. Daniels, 1,600 Performance Units; and Ann L. McDaniel, 1,500 Performance Units. As in the past, each Performance Unit has a nominal value of $100. The number of Units awarded is determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for the 2001-2004 Award Cycle for Performance Units granted to these individuals was based on the achievement of financial and operating goals of certain of the major operating divisions. For the 2001-2004 Award Cycle, Mr. Graham received $400,000 in payout of his 7,500 Performance Units.

RESTRICTED STOCK.

        In December 2004, the named executives and other key employees were granted new Restricted Stock, effective January 3, 2005, for the 2005-2008 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years. The number of shares of Restricted Stock awarded is determined by an individual's scope of responsibilities and relative level of Plan participation. Mr. Graham declined to be considered for an award of Restricted Stock for the 2005-2008 Award Cycle. Awards to the named executives are referenced in the footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 20.

        In December 2002, the named executives and other key employees were granted new Restricted Stock for the 2003-2006 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years, including 300 shares of Restricted Stock awarded to Mr. Graham. The number of shares of Restricted Stock awarded is determined by an individual's scope of responsibilities and relative level of Plan participation. Awards to the named executives are referenced in the footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 20.

        On January 4, 2005, the restrictions terminated on shares of Restricted Stock awarded to Mr. Graham and the other named executives for the 2001-2004 Award Cycle. Mr. Graham received unrestricted title to 300 shares having a fair market value of $286,923 on January 4, 2005.

SPECIAL INCENTIVES.

        From time to time the Compensation Committee adopts special targeted incentive plans for key executives. These plans provide a one-time special incentive opportunity based on the achievement of special quantifiable operating objectives. No special incentive plans are currently in place for any of the named executives.

STOCK OPTION PLAN

        Under the Company's Stock Option Plan, which was approved by shareholders, shares of Class B Stock are issuable upon the exercise of stock options that have been or may be granted to key employees of the Company and its subsidiaries, including the executives whose compensation is detailed in this proxy statement.

        The Compensation Committee believes that significant equity interests in the Company held by key employees responsible for the Company's future growth and continued success align the interests of shareholders and management, since the full benefit of the compensation package cannot be realized unless stock appreciation occurs over a number of years. In the opinion of management, which is concurred in by the Compensation Committee, there are at present 50 key employees who fall within that category and have been awarded stock options. Although there is no target stock ownership level for key employees, in determining the number of shares to be granted under options, the Compensation Committee takes into account the amount and value of options currently held, as well as makes a judgment about the level of contribution already made by and the potential of such key employees to continue to make contributions to the Company. The Compensation Committee does not assign relative weights to such factors.

        Given Mr. Graham's significant ownership in the Company (see description of holdings under "Stock Holdings of Certain Beneficial Owners and Management"), the Compensation Committee has not granted any stock options to Mr. Graham.

        No stock option awards were granted to any of the executives whose compensation is detailed in this proxy statement during 2005.

OTHER COMPENSATION PLANS

        At various times in the past the Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the other named executives are eligible to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to applicable legal limitations on the amount of benefits that may be payable pursuant to those plans. Benefits under the savings and retirement plans are not tied to Company performance.

        For the chief executive officer and certain other senior executives and managerial employees, including the named executives, the Company's Supplemental Executive Retirement Plan ("SERP") provides tax-deferred accruals of amounts proportionate to the benefits available to non-highly compensated participants in the Company's savings and retirement plans, but which exceed benefits permitted under the Company's plans because of tax law limitations. In 2005 no amount was accrued for the benefit of Mr. Graham with respect to an employer credit under the Company's SERP inasmuch as Mr. Graham waived his right for 2005 to maintain a separate unfunded savings plan account under the SERP. The amount accrued to the named executives are shown in the footnote to the column headed "All Other Compensation" in the Summary Compensation Table shown on page 20. The estimated annual pension amounts set forth in the table on page 23 show the maximum benefits payable to Mr. Graham and the named executives upon retirement at age 65, to the extent they participate in the basic retirement plan and the supplemental executive retirement plan. The benefits payable to Mr. Graham and the named executives under the SERP are determined with reference to compensation including annual bonuses under the Incentive Compensation Plan.

        The Company has in place a voluntary deferred compensation plan for senior executives. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of cash awards under the annual and/or long-term components of the Incentive Compensation Plan. Elections to defer must be filed in advance of earning such awards. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes. Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

CONCLUSION

        Through the programs described above, a significant portion of the Company's executive compensation is linked directly to business unit and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders and deems it desirable that compensation paid under the Incentive Compensation Plan and the Stock Option Plan meet the requirements of Section 162(m) of the Internal Revenue Code concerning deductibility of executive compensation. However, the Committee reserves the right to put in place compensation programs that do not meet the requirements of
Section 162(m) resulting in compensation payments that are not deductible by the Company, if such programs are otherwise in the best interests of the Company.

                                               George W. Wilson, Chairman
                                               Barry Diller
                                               John L. Dotson Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Barry Diller, John L. Dotson Jr. and George W. Wilson served as members of the Compensation Committee in 2005.

                             AUDIT COMMITTEE REPORT

        One of the standing committees of the Board of Directors of the Company is the Audit Committee. Currently there are four non-employee members of the Board on the Audit Committee -- Christopher C. Davis (who was appointed to serve on the Audit Committee in January 2006), Alice M. Rivlin, George W. Wilson (who was appointed to serve on the Audit Committee in September 2005) and Richard D. Simmons, who serves as chairman of the Audit Committee. Until September 2005, Ronald L. Olson also served on the Audit Committee. The Audit Committee operates under a mandate from the Board of Directors, which has determined that each Committee member is "independent" under the listing standards of the New York Stock Exchange and Item 7 of Rule 14a-101 of the Security Exchange Act of 1934. Specifically, the Board determined that none of the members of the Audit Committee (or any immediate family member) (i) had been employed by or affiliated with the Company within the past three years, (ii) received any compensation from the Company other than director and committee fees and pension or other forms of deferred compensation (not contingent in any way on continued service), (iii) is an executive officer of a company that makes payments to or receives payments from the Company in an amount which exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues within the past three years or (iv) has a material relationship with the Company.

        Management has the primary responsibility for the preparation of the Company's financial statements in accordance with generally accepted accounting principles and for the financial reporting process, including its system of internal control. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. In this context, the Audit Committee's responsibility is to monitor and review these processes, as well as the independence and performance of the Company's auditors. The Audit Committee has relied in undertaking its monitoring and review responsibilities, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of PricewaterhouseCoopers LLP included in their report on the Company's financial statements.

        The Audit Committee has reviewed and discussed the audited fiscal year 2005 financial statements with the Company's management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors their independence from the Company and its management. The Audit Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services to the Company is compatible with the independence of such firm.

        The Audit Committee also continued to pay close attention to, and devoted considerable time on, reviewing and understanding the certification process on internal controls mandated under Section 404 of the Sarbanes/Oxley Act of 2002.

PRE-APPROVAL POLICY

        In 2005, the Audit Committee again reviewed and reauthorized its policies and procedures with regard to the pre-approval of audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of preapproval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Chairman of the Audit Committee, as well as revise the list of pre-approved services from time to time, based on subsequent determinations.

        The Audit Committee will not delegate its responsibilities to pre-approve services performed by the independent auditor to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the independent auditor.

        The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing such auditor's independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

        The Audit Committee may grant pre-approval to those permissible non-audit services classified as "All Other" services that it believes are routine and recurring services, and would not impair the independence of the auditor.

Pre-approval fee levels for all such services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

        Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or Controller (or other designated officer), and must include a statement from that individual as to whether, in his or her view, the request or application is consistent with the SEC's rules on auditor independence.

        In addition, the Audit Committee has established procedures for and received periodic reports on the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters through the use of a third-party managed telephone hotline.

AUDIT FEES

        The fees paid to PricewaterhouseCoopers LLP for the annual audit, statutory audits and review of financial statements included in the Company's Form 10Qs, including reimbursable expenses, were $2,802,000 in 2005 and $3,800,000 in 2004, which fees were reviewed and approved by the Audit Committee.

AUDIT-RELATED FEES

        The fees paid to PricewaterhouseCoopers LLP for assurance and related services reasonably related to the performance of the audit or review of financial statements and not included under "Audit Fees" above, including reimbursable expenses, were $413,000 in 2005 and $200,000 in 2004, which fees were reviewed and approved by the Audit Committee. These fees were primarily for financial due diligence and transaction analysis, audits of employee retirement and savings plans, and other audit-related reports.

TAX FEES

        The fees paid to PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning, including reimbursable expenses, were $879,000 in 2005 and $801,000 in 2004, which fees were reviewed and approved by the Audit Committee. These fees were primarily for tax due diligence and transaction analysis, expatriate tax services, and Federal, multi-state and foreign tax consulting.

ALL OTHER FEES

        The fees paid to PricewaterhouseCoopers LLP for all other products and services provided by PricewaterhouseCoopers LLP, specifically software tools, were $3,800 in 2005 and $1,500 in 2004. There were no fees paid to PricewaterhouseCoopers LLP for financial information systems design or implementation in either 2005 or 2004.

        Based on such review and discussion and in reliance thereon, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10K for the year ended January 1, 2006, for filing with the Securities and Exchange Commission.

                                               Richard D. Simmons, Chairman
                                               Christopher C. Davis
                                               George W. Wilson
                                               Alice M. Rivlin

                                PERFORMANCE GRAPH

        The following graph is a comparison of the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Publishing Index. The Standard & Poor's 500 Stock Index is comprised of 500 U.S. companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The Standard & Poor's Publishing Index is comprised of Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The McGrawHill Companies, Meredith Corporation, The New York Times Company, and Tribune Company, weighted by market capitalization.

        The graph reflects the investment of $100 on December 31, 2000, in the Company's Class B Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Publishing Index. For purposes of this graph, it has been assumed that dividends were reinvested on the date paid in the case of the Company and on a quarterly basis in the case of the Standard & Poor's 500 Index and the Standard & Poor's Publishing Index.

                           THE WASHINGTON POST COMPANY
                    CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 2005





                              [PERFORMANCE GRAPH]




-------------------------------------------- -------- -------- -------- -------- --------
DECEMBER 31 ...                       2000     2001     2002     2003     2004     2005
-------------------------------------------- -------- -------- -------- -------- --------
   Washington Post                   100.00    86.77   121.91   131.78   164.99   129.52
-------------------------------------------- -------- -------- -------- -------- --------
   S&P 500 Index                     100.00    88.11    68.64    88.33    97.94   102.75
-------------------------------------------- -------- -------- -------- -------- --------
   S&P Publishing                    100.00   103.49   110.26   131.00   127.22   111.01
-------------------------------------------- -------- -------- -------- -------- --------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Effective September 2005, the Company renewed for one year a contract with Mrs. Elizabeth Weymouth, the daughter of the late Mrs. Katharine Graham and the sister of Mr. Donald E. Graham, under which she contributes articles to The Washington Post newspaper and is to be compensated at the rate of $25,000 annually. In addition, Mrs. Weymouth is employed full-time as a Senior Editor at Newsweek magazine and she received $177,314 in compensation in 2005.

        Effective January 1, 2005, Katharine Weymouth, the granddaughter of the late Mrs. Katharine Graham, the daughter of Mrs. Elizabeth Weymouth and the niece of Mr. Donald Graham, was appointed Vice President-Advertising of The Washington Post newspaper. In 2005, Ms. Weymouth was paid $195,000 in base salary and she received a bonus of $170,559 based on the achievement of preestablished performance goals. She has been awarded 75 shares of restricted stock from the 2003-2006 Award Cycle and 100 shares of restricted stock and 1,000 Performance Units from the 2005-2008 Award Cycle.


                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

        As of the date of this Proxy Statement the only matters that the Board of Directors expects to present to the meeting are those discussed herein. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote on those matters in accordance with their best judgment.

        Upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants to audit and report on its financial statements for the fiscal year 2006. The same firm has acted as the Company's independent accountants continuously since the Company was organized in 1946. As in previous years, a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make any statement he may desire with respect to the Company's financial statements for 2005 and his firm's relationship with the Company, and will be available to respond to appropriate questions from stockholders.

                                    EXHIBIT A

                           THE WASHINGTON POST COMPANY

                             INCENTIVE COMPENSATION PLAN

                               As Amended and Restated


                                 through May 11, 2006


1. PURPOSES

        The purposes of this Incentive Compensation Plan (hereinafter called the Plan) of The Washington Post Company, a Delaware corporation (hereinafter called the Company), are (a) to provide greater incentives to key employees to increase the profitability of the Company and its subsidiaries and (b) to strengthen the ability of the Company and its subsidiaries to attract, motivate and retain persons of merit and competence upon which, in large measure, continued growth and profitability depend.

2. ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (hereinafter called the Committee) as constituted from time to time by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan. The Committee shall have full power and authority to make all decisions and determinations with respect to the Plan, including without limitation the power and authority to interpret and administer the Plan, adopt rules and regulations and establish terms and conditions, not inconsistent with the provisions of the Plan, for the administration of its business and the implementation of the Plan.

3. PARTICIPATION

        (a) Participation in the Plan shall be extended to senior executives, key managers and key personnel of the Company and its subsidiaries who, in the opinion of the Committee, are mainly responsible for the management of the operations of the Company and its subsidiaries or who are otherwise in a position to make substantial contributions to the management, growth and/or success of the business of the Company.

        (b) Directors, as such, shall not participate in the Plan, but the fact that an employee is also a Director of the Company or a subsidiary shall not prevent his or her participation.

        (c) As used in the Plan, the term "Company" shall mean The Washington Post Company and any subsidiary thereof.

        (d) The Plan shall not be deemed to preclude the making of any award pursuant to any other compensation, incentive, bonus or stock option plan which may be in effect from time to time.

4. DURATION OF PLAN

        The Plan shall remain in effect until terminated by the Board of Directors; provided, however, that the termination of the Plan shall not affect the delivery or payment of any award made prior to the termination of the Plan.

5. ANNUAL INCENTIVE AWARDS


        (a) For each fiscal year and except as set forth in paragraph 5(f) below, the Committee may make annual incentive awards in an aggregate amount not to exceed the Maximum Incentive Credit (as hereinafter defined) for such year. All annual incentive awards granted under the Plan are hereinafter collectively referred to as "Annual Awards".

        (b) The term "Maximum Incentive Credit", as used herein, shall mean for any year an amount determined as follows: (i) there shall first be calculated an amount equal to twelve (12) percent of Stockholders' Equity (hereinafter called the "Basic Return on Equity"); (ii) there shall then be deducted from Consolidated Profit Before Income Taxes an amount equal to the Basic Return on Equity, the excess (if any) being hereinafter called "Incentive Profit"; (iii) the Maximum Incentive Credit shall be ten (10) percent of Incentive Profit. The term "Consolidated Profit Before Income Taxes", as used herein, shall mean for any year the sum of (i) the profit before income taxes (exclusive of special credits and charges and extraordinary items) included in the Consolidated Statement of Income of the Company for such year and (ii) the amount of incentive compensation provided for in computing such profit before income taxes. The term "Shareholders' Equity", as used herein, shall mean for any year the amount reported as stockholders' equity (or the comparable item, however designated) at the end of the preceding year as included in the Consolidated Balance Sheet of the Company for the preceding year, with appropriate pro rata adjustments, as approved by the Committee, for any change during the year arising from any increase or decrease in outstanding capital stock.

        (c) During the last month of each fiscal year, the Vice
President-Finance of the Company shall advise the Committee of the estimated Maximum Incentive Credit for such fiscal year and the Committee shall determine the employees who are to receive awards for such fiscal year and the amount of each such award.

        (d) As soon as practicable after the close of each fiscal year, the Company's independent public accountants shall calculate and certify to the Committee the Maximum Incentive Credit for such fiscal year.

        (e) The amount determined and reported by the Company's independent auditors as the Maximum Incentive Credit for any fiscal year shall be final, conclusive and binding upon all parties, including the Company, its stockholders and employees, notwithstanding any subsequent special item or surplus charge or credit that may be considered applicable in whole or in part to such fiscal year; provided that if the amount actually awarded for any fiscal year should later be determined by a court of competent jurisdiction to have exceeded the Maximum Incentive Credit for such fiscal year, the Maximum Incentive Credit for the fiscal year next succeeding such determination shall be reduced by the amount of such excess. Any such excess shall thus be corrected exclusively by adjustments of the amounts subsequently available for awards and not by recourse to the Company, the Board of Directors, the Committee, any participant or any other person.


        (f) Notwithstanding the foregoing, prior to the commencement of each fiscal year the Committee may, in the case of certain individuals who have made or have the potential to make extraordinary contributions to the growth and profitability of the Company, grant special annual incentive awards for such coming fiscal year ("Special Annual Incentive Awards"), the payout value of which will be based entirely on goals established in writing by the Committee at the time of grant relating to one or more of the following factors: operating income, cash flow, earnings per share, return on assets, return on equity, operating margins, economic value added (EVA), cash flow margins, shareholder return, cost control and/or other quantitative revenue, growth or profitability measurements, which may be in respect of the Company as a whole, or of any business unit thereof. The payout value of any Special Annual Incentive Awards granted with respect to a fiscal year shall not be included in calculating the limit on the aggregate amount of Annual Awards otherwise payable for such fiscal year provided for in paragraph 5(a) above.

6. DETERMINATION OF ANNUAL AWARDS

        The Committee shall, consistent with all applicable provisions of the Plan, determine the participants to receive Annual Awards for each fiscal year, the amount and the form of each such award, and the other terms and conditions applicable thereto. The aggregate value of the Annual Awards (including the payout value of any Special Annual Incentive Award) payable to any participant with respect to any fiscal year shall not exceed in value the greater of 200% of a participant's base earnings in the fiscal year to which such awards apply or $5 million or, in the case of a participant who is the president or chief executive officer of one of the Company's business units (not including the President or Chief Executive Officer of the Company), the greater of 200% of such participant's base earnings or $5 million or 1% of such business unit's revenue for the fiscal year with respect of which the award is to be paid.

        In determining the terms and conditions of the Annual Award, the Committee shall, in the case of each participant who is an "executive officer" of the Company (for purposes of Item 402 of Regulation S-K under the Securities Exchange Act of 1934), establish in writing, not later than 90 days after the commencement of the fiscal year, performance goals relating to one or more of the following: operating income, cash flow, earnings per share, return on assets, return on equity, operating margins, economic value added (EVA), cash flow margins, shareholder return, cost control and revenue growth measurements, which may be in respect of the Company, as a whole, or any business unit thereof, which will have to be achieved if such executive officer is to receive payment for an Annual Award.

7. METHOD PAYMENT OF ANNUAL AWARDS AND TIME OF PAYMENT

        (a) All Annual Awards shall be made in cash.


        (b) All Annual Awards shall be paid in a lump sum as promptly as practicable in the calendar year that begins closest to the last day of the fiscal year to which the award relates, except as otherwise provided herein below.

        (c) The Committee may, in its sole discretion, establish terms and conditions under which a participant may elect to defer the payment of an award in whole or in part pursuant to the terms of The Washington Post Company Deferred Compensation Plan (the "Deferred Compensation Plan").


8. LONG-TERM INCENTIVE AWARD CYCLES; AWARDS

        (a) During the term of the Plan, the Committee shall from time to time establish Award Cycles, each of which shall commence on a date specified by the Committee and shall terminate no earlier than the third anniversary date of the commencement of such Award Cycle or such other anniversary date as specified by the Committee; provided, however, an Award Cycle shall (i) commence on the first day of a fiscal year of the Company, (ii) consist of not less than three nor more than four fiscal years of the Company, and (iii) at least two such fiscal years shall elapse between the beginning of consecutive Award Cycles.

        (b) For each Award Cycle, the Committee shall

                (i) designate, subject to paragraph 10(a), the participants who are to receive awards of Performance Units for such Award Cycle and the number of Performance Units awarded to each such participant, and

                (ii) establish, subject to paragraph 10(b), the method for determining at the end of such Award Cycle the value of a Performance Unit awarded at the beginning of such Award Cycle.


        (c) In addition, from time to time the Committee may deem it desirable to grant long-term incentive awardsnot based on an Award Cycle established under paragraph 8(a) and the Committee shall have the discretion to (A) designate the participants who are to receive such awards and (B) establish such terms and conditions applicable to such long-term incentive awards ("Special Long-Term Incentive Award").


9. RESTRICTED STOCK

        (a) During the term of the Plan, the Committee shall from time to time designate the participants who are to receive awards of restricted shares of the Class B Common Stock of the Company (such restricted shares being hereinafter called Restricted Stock), the number of shares of Restricted Stock awarded to each such participant, and the date on which full ownership of such shares of Restricted Stock will vest in such participant (such being hereinafter called the Vesting Date). In no case may the Vesting Date designated by the Committee be less than one year nor more than six years from the date of the award of Restricted Stock to which it relates. If the Committee so

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determines, a single award of Restricted Stock can provide for more than one
Vesting Date with a portion of the full award to vest on each specified Vesting Date. To each participant designated to receive an award of Restricted Stock, there shall be (1) issued (subject to subparagraph (b) below) a stock certificate, registered in the name of such participant, or (2) a book entry made in the name of such participant, in each case representing such number of shares of Restricted Stock awarded to such participant; provided, however, that at any time, not more than 10,000 shares of Restricted Stock may be awarded to any participant under all outstanding awards of Restricted Stock.

        (b) Within 30 days after the effective date of a Restricted Stock award, each recipient of such an award shall deliver to the Company (i) an executed copy of a Restricted Stock Agreement containing the terms and provisions set forth in subparagraph (c) below and (ii) a stock power executed in blank. Upon receipt of such agreement and stock power executed by the participant, the Company shall cause the stock certificate referred to in subparagraph

        (a) above to be issued in the name of the participant and delivered to the Secretary of the Company in custody forsuch participant or the book entry referred to in subparagraph (a) above to be made in the name of the participant on the books of the Company. The failure of a participant to return such agreement and stock power within such 30-day period without cause shall result in cancellation of the Restricted Stock Award to such participant, and no stock certificate therefor shall be issued in the participant's name or book entry be made in the participant's name.

        (c) Each Restricted Stock Agreement accompanying an award of Restricted Stock shall contain the following provisions, as applicable, together with such other provisions as the Committee shall determine:

                (i) Except as hereinafter provided, none of the shares of Restricted Stock subject thereto may be sold, transferred, assigned, pledged or otherwise disposed of before the Vesting Date(s) established in the applicable Restricted Stock Agreement.

                (ii) Except as provided below, if the participant is continuously employed by the Company until the occurrence of an applicable Vesting Date, the restriction set forth in subparagraph (c)(i) above shall terminate on such Vesting Date as to all the shares of Restricted Stock associated with that Vesting Date. In the event that the participant takes one or more unpaid leave(s) of absence where the leave is greater than ninety (90) days in duration at any time before an award of Restricted Stock has vested, the Vesting Date or Dates for such grant shall be extended by a period equal to the aggregate number of days that the participant was out on such leave(s) of absence (the "Extended Vesting Date(s)") and the restrictions set forth in subparagraph
                        (c)(i) above shall then terminate on such Extended Vesting Date or Dates.

                        Notwithstanding any of the foregoing, in the case of a participant who is an "executive officer" of the Company at the time of the award, the Committee shall, prior to the effective date of Restricted Stock Award, establish in writing a formula based on one or more of the following: cash flow, operating income, earnings per share, economic value added (EVA), return on assets, total return on equity of the Company, operating margins, cash flow margins, shareholder return, cost control and/or quantitative revenue, growth or profitability measurements over the period of time it takes for the Restricted Stock Award to vest fully, which will have to be achieved if the restriction set forth in subparagraph (c)(i) above is to terminate as provided in this subparagraph (c)(ii).


                (iii) If the participant's employment by the Company terminates for any reason (whether voluntary or involuntary and including death or disability) before the Vesting Date or Extended Vesting Date, as the case may be, the ownership of all shares of Restricted Stock shall revert to the Company, unless termination occurs two or more years from the effective date of the award and the Committee, in its sole discretion, approves the vesting of a percentage of the number of shares of Restricted Stock originally awarded (rounded to the nearest whole share), if any, provided, however, that the percentage determined by the Committee may not exceed the percentage calculated by dividing (i) the number of full months elapsed from the effective date of the award to the date of such termination (less the period of full months that a participant was on one or more unpaid leaves of absence where the leave is greater than ninety (90) days during such period by (ii) the number of full months from such effective date to the Vesting Date for such award (such percentage being hereinafter called the Pro-Rated Percentage).


                (iv)    Promptly after the restriction set forth in subparagraph
                        (c)(i) above shall terminate as to any shares of Restricted Stock, the participant to whom such shares were awarded (or the participant's estate, as the case may be) shall pay to the Company the amount of all Federal, state and local withholding taxes payable on the compensation represented by such shares, and upon receipt of such payment the Company shall deliver to the participant a stock certificate or certificates for such shares. Alternatively, pursuant to rules established by the Compensation Committee, a participant may elect to receive all or a portion of the participant's award in the form of cash in lieu of shares, based on the fair market value (the mean between the high and low price per share on the New York Stock Exchange) of such shares on the date the restrictions set forth in subparagraph
                        (c)(i) above shall terminate; and the Company will deduct the amount of all withholding taxes payable on the compensation represented by such shares from the cash value of the shares to be paid to the participant.

                (v) As long as shares of Restricted Stock remain registered in the name of a participant, such participant shall be entitled to all the attributes of ownership of such shares (subject to the restriction on transfer referred to above), including the right to vote such shares and to receive all dividends declared and paid on such shares.

        (d) All shares of Common Stock issued to recipients of Restricted Stock awards shall be issued from previously issued and outstanding shares held in the Treasury of the Company.

        (e) The total number of shares of Common Stock that may be awarded as Restricted Stock under the Plan shall not exceed 425,000 shares; provided, however, that effective November 1, 1991, shares which revert to the Company in accordance with paragraph 9(c)(iii) shall be deemed to have been awarded as Restricted Stock for purposes of determining the number of shares of Restricted Stock remaining available to be awarded hereunder.


10. PERFORMANCE UNITS AND SPECIAL LONG-TERM INCENTIVE AWARDS

        (a) During the term of the Plan, the Committee shall from time to time designate the participants who are to receive awards of Performance Units and Special Long-Term Incentive Awards, the number of Performance Units or other terms and conditions as may be applicable, and the date on which the participant shall be entitled to payment under a Special Long-Term Incentive Award (such being hereinafter called the "Incentive Vesting Date"). In no case may the Incentive Vesting Date designated by the Committee be less than one year nor more than six years from the date of the award of the Special Long-Term Incentive Award to which it relates. If the Committee so determines, a single award of a Special Long-Term Incentive Award can provide for more than one Vesting Date with a portion of the full award to vest on each specified Vesting Date. To each participant designated to receive an award of Performance Units there shall be issued a Performance Unit Certificate representing such number of Performance Units with a nominal value of $100 each as the Committee shall determine; provided, however, that the total nominal value of Performance Units awarded to a participant for any Award Cycle shall not exceed 300% of such participant's base salary at the date of such award.

        (b) No later than ninety (90) days after the beginning of each Award Cycle or the beginning of the applicable vesting period of a Special Long-Term Incentive Award, the Committee shall establish in writing a method for determining the earned value of (A) a Performance Unit at the end of such Award Cycle (hereinafter called the Payout Value) or (B) the Special Long-Term Incentive Award, in either case based on performance goals over the period of the Award Cycle or the vesting period in the case of a Special Long-Term Incentive Award related to one or more of the following: operating income, cash flow, shareholder return, earnings per share, return on assets, return on equity, operating margins, cost control, customer satisfaction, cash flow margins, economic value added (EVA) and/or other quantitative revenue, growth or profitability measurements, which may be in respect of the Company, as a whole, or any business unit thereof; provided, however, that such method shall provide that (i) no Payout Value may exceed $200 and the payment of an award of Performance Units to any participant at the end of an Award Cycle shall be the lesser of $5 million or the amount determined by multiplying the Payout Value times the number of Performance Units granted to such participant, (ii) the payment of a Special Long-Term Incentive Award to any participant at the end of the vesting period for such award shall not exceed $5 million and (iii) the aggregate value of the Performance Units and any Special Long-Term Incentive Award payable to any participant with respect to any fiscal year shall not exceed $10 million. Notwithstanding the foregoing, in the case of a participant who is the president or chief executive officer of one of the Company's business units (not including the President or Chief Executive Officer of the Company), the aggregate value of the Performance Units and any Special Long-Term Incentive Award payable to such participant with respect to any fiscal year shall not exceed in value the greater of $10 million or 1% of such business unit's revenue for the fiscal year with respect of which the award is to be paid.

        (c) If a participant's employment by the Company terminates for any reason (whether voluntary or involuntary and including death or disability) before the end of an Award Cycle for which the participant was granted Performance Units or before Incentive Vesting Date, the participant shall be entitled to such percentage of the Payout Value of said Performance Units or the payment due under said Special Long-Term Incentive Award, if any, as shall be determined after the end of such Award Cycle or the Incentive Vesting Date, in accordance with the following provisions:


                (i) if termination occurs two or more years after the effective date of the award, such percentage, if any (but not greater than the Pro-Rated Percentage), as the Committee may, in its sole discretion, determine; and


                (ii) if termination occurs within two years from the effective date of the award, no percentage of the Payout Value or payment under a Special Long-Term Incentive Award shall be paid.

        (d) As promptly as practicable after (i) the end of each Award Cycle and in the calendar year that begins closest to the last day of the Award Cycle or
(ii) the Incentive Vesting Date, but no later than 75 days after the end of the calendar year of the Incentive Vesting Date, the Payout Value of a Performance Unit awarded at the beginning of such Award Cycle or the payment due under the Special Long-Term Incentive Award, as the case may be, shall be calculated and paid (unless otherwise deferred as provided herein) in cash to the recipients awarded such awards after deduction of all Federal, state and local withholding taxes payable on the compensation represented thereby. In addition, the Committee may, in its sole discretion, establish terms and conditions under which a participant may elect to defer the payment of the Payout Value of a Performance Unit or the payment of the Special Long-Term Incentive Award in whole or in part pursuant to the terms of the Deferred Compensation Plan.

        (e) For purposes of paragraphs 10(c) and 10(d), and notwithstanding any contrary terms thereof, in the event a participant takes one or more unpaid leave(s) of absence where the leave is greater than ninety (90) days in duration at any time during an Award Cycle or during the vesting period of a Special Long-Term Incentive Award, the payment of the Payout Value of the Performance Units or Special Long-Term Incentive Award payable to that participant shall be determined as if the duration of the Award Cycle or applicable the vesting period were extended by a period equal to the number of days that the participant was out on such leave(s) of absence and by not giving the participant credit for the period of employment during the Award Cycle or vesting period when the participant was on such leave of absence. Thus, for example, if a participant was away from work on a leave of absence for one year during a four-year Award Cycle, the percentage of the Payout Value of the Performance Units payable to that participant would be 100% only if the participant had at least one year of active employment after the end of the Award Cycle, and if such additional period of active employment was not completed, the Committee, in its exercise of discretion to determine a Pro-Rated Percentage under paragraph 10(c)(i), would make that determination in a manner consistent with paragraph 9(c)(iii)(A). In any such case, the Payout Value of the Performance Units or the payment of the Special Long-Term Incentive Award payable to the participant shall be paid as soon as practicable after the participant becomes entitled to payment by completing the additional period of active employment or by reason of the Committee's exercise of discretion under paragraph 10(c)(i), but no later than seventy-five (75) days after the end of the calendar year in which the participant attains such vested payment right.


        . (f) At the end of each Award Cycle, the Committee may, in its sole discretion, award to those senior executives of the Company and its subsidiaries who are not "executive officers" of the Company and whose performance during such Award Cycle the Committee believes merits special recognition cash bonuses in an aggregate amount not to exceed 10% of the aggregate Payout Value of all Performance Units that become vested and payable with respect to such Award Cycle.

11. EXPENSES

        The expenses of administering this Plan shall be borne by the Company.

12. ADJUSTMENTS IN CLASS B COMMON STOCK

        In the event of any change or changes in the outstanding shares of Common Stock by reason of any stock dividend, splitup, recapitalization, combination or exchange of shares, merger, consolidation, separation, reorganization, liquidation or the like, the class and aggregate number of shares that may be awarded as Restricted Stock under the Plan after any such change shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

13. Amendment


        The Board of Directors of the Company shall have complete power and authority to amend, suspend or discontinue this Plan; provided, however, that the Board of Directors shall not, without the approval of the holders of a majority of the voting stock of the Company entitled to vote thereon, (A) increase either (i) the maximum number of shares of Restricted Stock that may be awarded under the Plan, (ii) the maximum number of shares of Restricted Stock or Performance Units that may be awarded to a participant, (iii) the maximum Payout Value of a Performance Unit or a Special Long-Term Incentive Award, or (iv) the percentage ceiling on the aggregate amount of bonuses which may be awarded pursuant to paragraph 10(f) or (B) make any amendment which would permit the incentive provision of any year provided in paragraph 5 hereof to exceed the limitations set forth in said paragraph.

                                    NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                                      2006












                           THE WASHINGTON POST COMPANY

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
THE WASHINGTON POST COMPANY











                                                                                [ ] Mark this box with an X if you have made
                                                                                    changes to your name or address details above.

------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD - CLASS B COMMON
------------------------------------------------------------------------------------------------------------------------------------

A  ELECTION OF DIRECTORS                            PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

                                  For   Withhold
01 - Christopher C. Davis         [ ]     [ ]

                                  For   Withhold
02 - John L. Dotson Jr.           [ ]     [ ]

                                  For   Withhold
03 -Ronald L. Olson               [ ]     [ ]



B  ISSUES

The Board of Directors recommends a vote FOR the following proposals.

                                                    For  Against  Abstain
2. To approve certain amendments to the Company's   [ ]    [ ]      [ ]
Incentive Compensation Plan.                                                    Mark this box with an X if you plan to
                                                                                attend the Annual Meeting.                  [ ]

                                                    For  Against  Abstain
3. To transact such other business as may           [ ]    [ ]      [ ]
properly come before said meeting or any                                        Mark this box with an X if any comments
adjournment thereof.                                                            have been noted below.                      [ ]

                                                    Comments:

                                                    -----------------------------------------------------------------
                                                    -----------------------------------------------------------------
                                                    (Please be sure to mark the box above if you have any comments.)


C  AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature 1 - Please keep signature within the box       Signature 2 - Please keep signature within the box      Date (mm/dd/yyyy)

--------------------------------------------------       --------------------------------------------------      -------------------
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

------------------------------------------------------------------------------------------------------------------------------------
PROXY
------------------------------------------------------------------------------------------------------------------------------------

THE WASHINGTON POST COMPANY
CLASS B COMMON STOCK

ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 2006
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald E. Graham, John B. Morse, Jr., Diana M. Daniels and Gerald M. Rosberg, and each of them, his/her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, and to vote as indicated on the reverse of this Proxy all shares of Class B Common Stock which the undersigned is entitled to vote, at the Annual
Meeting of Stockholders of THE WASHINGTON POST COMPANY to be held on May 11, 2006, and at any adjournments thereof, on all matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF
YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU
SIGN AND RETURN THIS CARD.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)



TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 5:00 p.m. eastern daylight time on May 10, 2006 will be the one counted. You may also revoke your proxy by voting in person at the annual meeting.





TELEPHONE AND INTERNET VOTING INSTRUCTIONS
YOU CAN VOTE BY TELEPHONE OR INTERNET!  AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.



TO VOTE USING THE TELEPHONE (WITHIN U.S. AND CANADA)                    TO VOTE USING THE INTERNET

o Call toll free 1-800-652-VOTE (8683) in the United States             o Go to the following web site:
  or Canada any time on a touch tone telephone. There is NO               WWW.COMPUTERSHARE.COM/EXPRESSVOTE
  CHARGE to you for the call.
                                                                        o Enter the information requested on your computer screen
o Follow the simple instructions provided by the recorded                 and follow the simple instructions.
  message.



IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY CARD.
PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 5:00 P.M., EASTERN DAYLIGHT TIME, ON MAY 10, 2006.
THANK YOU FOR VOTING
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